Exhibit 4.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SHARE PURCHASE AGREEMENT

BETWEEN

EACH PERSON IDENTIFIED AS A “SELLER” IN SCHEDULE A

— and —

ZEALAND PHARMA A/S

— and —

ENCYCLE THERAPEUTICS INC.

OCTOBER 22, 2019

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

i

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

TABLE OF CONTENTS

(continued)

ii

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated as of October 22, 2019.

B E T W E E N :

Each Person identified as a “Seller” in Schedule A
(each, a “Seller” and, collectively, the “Sellers”)

- and -

ZEALAND PHARMA A/S, a company existing under the
laws of Denmark

(the “Buyer”)

- and -

ENCYCLE THERAPEUTICS INC., a corporation
incorporated under the laws of Ontario

(the “Corporation”)

CONTEXT:

A.                                    The Sellers collectively own all of the issued and outstanding shares in the capital of the Corporation.

B.                                    The Sellers want to sell to the Buyer and the Buyer wants to purchase from the Sellers all of the issued and outstanding shares in the capital of the Corporation.

THEREFORE, the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1                                                  Definitions

In this Agreement, in addition to terms defined elsewhere in this Agreement, the following terms have the following meanings:

1.1.1                                        “Accounting Principles” means the same accounting principles, methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Financial Statements.

1.1.2                                        “Affiliate” means an affiliate as that term is defined in the Business Corporations Act (Ontario).

1.1.3                                        “Agreement” means this agreement, including all Schedules and Exhibits, as it may be confirmed, amended, supplemented or restated by written agreement between the Parties.

1.1.4                                        “Arm’s Length” means arm’s length as that term is interpreted in connection with its use in the ITA.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.1.5                                        “Audited Balance Sheet” the audited balance sheet of the Corporation as at and for the year ended December 31, 2018.

1.1.6                                        “Books and Records” means all books, ledgers, files, lists, reports, plans, logs, deeds, surveys, correspondence, operating records, Tax Returns and other data and information, including all data and information stored on computer-related or other electronic media, of and related to the Corporation or the Business.

1.1.7                                        “Business” means the drug discovery business as is carried on by the Corporation including, without limitation, (a) the synthetic platform that has been developed by the Corporation enabling the generation of enhanced peptide macrocycles; and (b) the production of the Lead Product.

1.1.8                                        “Business Day” means any day excluding a Saturday, Sunday or statutory holiday in the Province of Ontario or the State of Denmark.

1.1.9                                        “Buyer” is defined in the recital of the Parties above.

1.1.10                                 “Buyer Indemnified Parties” means the Buyer, the Corporation, their respective Affiliates, and their respective directors, officers, shareholders, agents and employees, and the respective Successors of each of them.

1.1.11                                 “Benchmark Price Per Share” shall mean the volume weighted average closing price of Common Shares for the preceding ten (10) trading days on the Copenhagen Nasdaq Stock Exchange, converted to United States dollars using the spot foreign exchange rate published in the Wall Street Journal, European Edition on the day that such calculation is made.

1.1.12                                 “CFDA” means the Canada Food and Drugs Act and any rules and regulations promulgated thereunder.

1.1.13                                 “CFR” means the United Stated Code of Federal Regulations.

1.1.14                                 “Claim” means any claim, demand, action, cause of action, suit, arbitration, investigation, proceeding, complaint, grievance, charge, prosecution, assessment or reassessment, including any appeal or application for review.

1.1.15                                 “Claim Amount” is defined in Section 6.10.1.

1.1.16                                 “Claim Dispute Period” is defined in Section 6.8.1.

1.1.17                                 “Closing” means the completion of the sale to, and purchase by, the Buyer of the Purchased Shares under this Agreement.

1.1.18                                 “Closing Balance Sheet” means the unaudited trial balance of the Corporation as at and for the period ended as of the Closing Date.

1.1.19                                 “Closing Date” means the date of execution of this Agreement or any other date that the Parties may agree is the date upon which the Closing will take place.

1.1.20                                 “Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date or any other time on the Closing Date as may be agreed by the Parties.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.1.21                                 “Commercial Sale” means a sale to an independent third party for value after a Product receives market authorization in a jurisdiction and for clarity does not include sampling or product sold under a special access program.

1.1.22                                 “Common Shares” means common shares of the Buyer.

1.1.23                                 “Communication” means any notice, demand, request, consent, approval or other communication which is required or permitted by this Agreement to be given or made by a Party.

1.1.24                                 “Composition of Matter Claim” means all patents and patent applications originating or derived from [***], including all provisional and non-provisional applications, continuations, continuations-in-part, divisions and renewals, and all patent rights granted thereon, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates and equivalents thereof anywhere in the world.

1.1.25                                 “Confidentiality Agreement” means the Confidential Disclosure Agreement between the Corporation and the Buyer dated as of May 30, 2019.

1.1.26                                 “Constating Documents” means the certificate and articles of incorporation of the Corporation dated January 24, 2012, the by-laws of the Corporation dated January 24, 2012 and the shareholders agreement between the Corporation and its shareholders made on January 24, 2012 and amended on July 14, 2014, March 17, 2015, August 21, 2015, January 29, 2016, November 24, 2016 and August, 2017.

1.1.27                                 “Contract” means any agreement, understanding, undertaking, commitment, licence or lease, whether written or oral.

1.1.28                                 “Corporation” is defined in the recital of the Parties above.

1.1.29                                 “Direct Claim” means an Indemnity Claim that does not arise as the result of a Third Party Claim.

1.1.30                                 “Disclosure Schedule” means the disclosure attached as Schedule B.

1.1.31                                 “Designated Paying Agent” means the paying agent designated from time to time by the Sellers’ Representative in writing.

1.1.32                                 “Earnout Payment” means any payment required to be made by the Buyer pursuant to Section 2.2.2.

1.1.33                                 “EMA” means the European Medicines Agency or any successor agency thereto.

1.1.34                                 “Employees” means all personnel and independent contractors employed, engaged or retained by the Corporation in connection with the Business, including any that are on medical or long-term disability leave, or other statutory or authorized leave or absence.

1.1.35                                 “Encumbrance” means any security interest, mortgage, charge, pledge, hypothec, lien, encumbrance, restriction, option, adverse claim or other encumbrance of any kind.

1.1.36                                 “Environment” means the ambient air, all layers of the atmosphere, all water including surface water and underground water, all land, all living organisms and the interacting natural

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

systems that include components of air, land, water, living organisms and organic and inorganic matter, and includes indoor spaces.

1.1.37                                 “Environmental Laws” means any Laws relating to the Environment and protection of the Environment, the regulation of chemical substances or products, health and safety including occupational health and safety, and the transportation of dangerous goods.

1.1.38                                 “ETA” means the Excise Tax Act (Canada).

1.1.39                                 “FDA” means the U.S. Food and Drug Administration or any successor agent thereto.

1.1.40                                 “FDCA” means the U.S. Federal Food, Drug and Cosmetic Act and any rules and regulations promulgated thereunder.

1.1.41                                 “Financial Statements” means:

1.1.41.1                                 the audited financial statements of the Corporation as at and for the year ended December 31, 2018;

1.1.41.2                                 the unaudited trial balance of the Corporation as at and for the period ended September 13, 2019; and

1.1.41.3                                 the Closing Balance Sheet.

1.1.42                                 “Former Employees” means all personnel and independent contractors who had been employed, engaged or retained by the Corporation in connection with the Business and who are no longer so employed, engaged or retained.

1.1.43                                 “Fundamental Representations” means the representations and warranties in Sections 3.2.1 (Corporate Existence of Seller), 3.2.2 (Capacity and Authority), 3.2.3 (Binding Obligation), 3.2.6 (Absence of Conflict), 3.3.1 (Capacity and Authority), 3.3.2 (Binding Obligation), 3.3.3 (Restrictive Covenants), 3.3.4 (Absence of Conflict), 3.3.8 (Corporate Existence of Corporation), 3.3.12 (No Purchase Rights), 3.3.18 (Absence of Undisclosed Liabilities) and 3.3.39 (Brokerage Fees).

1.1.44                                 “GAAP” means Canadian generally accepted accounting principles applicable to private enterprises under Part II of the CPA Canada Handbook of the Chartered Professional Accountants of Canada, applicable on the date of the relevant preparation or calculation or on the date of the relevant financial statements or records.

1.1.45                                 “Governmental Authority” means:

1.1.45.1                                 any federal, provincial, state, local, municipal, regional, territorial, aboriginal, or other government, governmental or public department, branch, ministry, or court, domestic or foreign, including any district, agency, commission, board, arbitration panel or authority and any subdivision of any of them exercising or entitled to exercise any administrative, executive, judicial, ministerial, prerogative, legislative, regulatory, or taxing authority or power of any nature; and

1.1.45.2                                 any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of them, and any subdivision of any of them.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.1.46                                 “Hazardous Substance” means any substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma, organic or inorganic matter which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, solid or liquid waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination, regulated by any Environmental Laws.

1.1.47                                 “HPFB” means Health Canada’s Health Products and Food Branch.

1.1.48                                 “IND” means an investigational new drug application to the FDA of the United States pursuant to CFR title 21, Part 312, or other such national equivalent.

1.1.49                                 “Indebtedness” means, without duplication, all obligations as at immediately prior to the Closing Time in respect of:

1.1.49.1                                 borrowed money at the full amount payable, including with respect to deposits or advances of any kind;

1.1.49.2                                 indebtedness evidenced by notes, debentures or similar instruments;

1.1.49.3                                 leases required to be capitalized in accordance with GAAP;

1.1.49.4                                 the deferred purchase price of assets, services or securities;

1.1.49.5                                 interest rate swap, forward contract, foreign currency hedge or other hedging or similar arrangement;

1.1.49.6                                 all letters of credit or similar facilities (to the extent drawn);

1.1.49.7                                 seller expenses and change of control payments, both including all fees, expenses and other payments of the Corporation incurred, triggered by or otherwise payable in connection with the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby that are unpaid as of Closing, whether accrued or not;

1.1.49.8                                 any obligation in the foregoing Sections 1.1.49.1 to 1.1.49.7 guaranteed directly or indirectly;

1.1.49.9                                 royalty payments;

1.1.49.10                          stock options;

1.1.49.11                          promissory notes;

1.1.49.12                          employee liabilities (contractual or discretionary) including taxes thereon;

1.1.49.13                          all current liabilities in accordance with GAAP to the extent not captured as part of a working capital adjustment, if any;

1.1.49.14                          management services payable;

1.1.49.15                          vendor termination payments;

1.1.49.16                          withholding tax on convertible debt;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.1.49.17                          Tax liabilities in respect of any period ending on the Closing Date including in respect or as a result of any debt forgiveness; and

1.1.49.18                          interest, premium, fees, expenses, penalties (including prepayment and early termination penalties) and other amounts owing in respect of the line items in the foregoing Sections 1.1.49.1 to 1.1.49.17, provided that Indebtedness shall not include up to US$50,000.00 owing to Wuxi AppTec (Hong Kong) Limited.

1.1.50                                 “Indemnified Party” means a Buyer Indemnified Party or a Seller Indemnified Party.

1.1.51                                 “Indemnifying Party” means the Party providing indemnification under any provision of Article 6.

1.1.52                                 “Indemnity Claim” is defined in Section 6.7.

1.1.53                                 “Indemnity Notice” is defined in Section 6.7.

1.1.54                                 “Insurance Policies” means the insurance policies maintained by the Corporation with respect to the Business.

1.1.55                                 “Intellectual Property” means all intellectual property rights of every kind and description throughout the world, including all U.S., Canadian and other foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (ii) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (iii) copyrights and copyrightable subject matter (“Copyrights”), (iii) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”), (iv) trade secrets ideas, know- how, inventions, proprietary processes, data, formulae, models, and methodologies (“Trade Secrets”), (v) moral rights and rights of attribution and integrity and benefits waiver of moral rights, (vi) all rights in the foregoing and in other similar intangible assets, and (vii) all applications and registrations for the foregoing.

1.1.56                                 “Inventories” means all inventories of every kind owned by the Corporation and pertaining to the Business including raw materials and supplies.

1.1.57                                 “[***] Agreement” means the Collaborative Research Agreement made effective [***] between [***], [***] and the Corporation as the same may be amended from time to time.

1.1.58                                 “ITA” means the Income Tax Act (Canada).

1.1.59                                 “Key Personnel” means either or both of [***] and [***].

1.1.60                                 “Knowledge of the Corporation” means the knowledge that either of the Key Personnel either has, or would have obtained, after having made or caused to be made all reasonable inquiries necessary to obtain informed knowledge, including inquiries of the Corporation’s records.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.1.61                                 “Law” or “Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and the terms and conditions of any grant of approval, permission, authority or licence of any Governmental Authority.

1.1.62                                 “Lead Product” means the [***] developed by the Corporation to [***] and is known as [***], the chemical structure of which is described in Exhibit 1.1.62 and shall also include any back-up compounds listed in Exhibit 1.1.62 or that otherwise falls within the claims of [***].

1.1.63                                 “Loss” means any loss, liability, damage, cost, expense, charge, fine, penalty or assessment, including:

1.1.63.1                                 the reasonable costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise;

1.1.63.2                                 all interest, fines and penalties; and

1.1.63.3                                 all reasonable professional fees and disbursements,

and including loss of value and the monetary value of lost opportunity.

1.1.64                                 “Marketing Approval” shall mean, with respect to the Lead Product, (a) any and all licenses, registrations, authorizations and approvals of the applicable Regulatory Authority, including NDAs or any foreign equivalent thereof, as applicable, and (b) if applicable, any and all pricing or reimbursement authorizations and approvals, in each case ((a) and (b)) that are necessary to manufacture, distribute, sell, obtain reimbursement for, market, use, store, and import such Product in such country.

1.1.65                                 “Material Adverse Effect” means an effect resulting from any change, event, occurrence or state of facts, either individually or in the aggregate, that:

1.1.65.1                                 is, or could reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional, contingent or otherwise), capitalization, operations, prospects or results of operations of the Corporation; or

1.1.65.2                                 would, or would reasonably be expected to, materially impair or delay the consummation of the transactions contemplated by this Agreement,

except that:

1.1.65.3                                 any change, event, occurrence or state of facts relating to:

1.1.65.3.1.                                       conditions affecting the pharmaceutical industry generally in jurisdictions in which the Corporation carries on business, including changes in commodity prices, generally accepted accounting principles, Laws or Taxes;

1.1.65.3.2.                                       general economic conditions, or financial, credit, currency exchange, securities or commodities markets in general; or

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.1.65.3.3.                                       war, armed hostilities or acts of terrorism,

will not result in a Material Adverse Effect unless it relates primarily to (or has the effect of relating primarily to) the Corporation, or adversely affects the Corporation disproportionately, compared to other businesses of similar size operating in the same industry as the Corporation.

1.1.66                                 “Material Contract” means a Contract to which the Corporation is a party or is bound that:

1.1.66.1                                 involves or may result in the payment of money or money’s worth by or to the Corporation in an amount in excess of $[***];

1.1.66.2                                 has an unexpired term of more than one year (including renewals);

1.1.66.3                                 cannot be terminated by the Corporation without penalty upon less than 60 days’ notice; or

1.1.66.4                                 the termination of which, or under which the loss of rights, would have a material and adverse effect on the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional, contingent or otherwise), capitalization, operations, prospects or results of operations of the Corporation, and in any event includes the Contracts set out in Exhibit 3.3.25.

1.1.67                                 “Milestone” is defined in Section 2.2.1.

1.1.68                                 “Milestone Payment” is defined in Section 2.2.1.

1.1.69                                 “Net Sales” means the gross amount invoiced for bona fide arms’ length sales of the Lead Product by or on behalf of the Buyer or its Affiliates or distributors to Third Parties, less the following deductions, determined in accordance with the Buyer’s standard accounting methods as generally and consistently applied by the Buyer at the time that such sales are recorded:

1.1.69.1                                 normal and customary trade, cash and/or quantity discounts allowed and taken directly with respect to sales of the Lead Product;

1.1.69.2                                 amounts repaid or credited by reason of defects, rejections, recalls, returns, rebates and allowances in respect of the Lead Product;

1.1.69.3                                 chargebacks and other amounts paid on sale or dispensing of the Lead Product;

1.1.69.4                                 Third Party cash rebates and chargebacks related to sales of the Lead Product, to the extent allowed;

1.1.69.5                                 retroactive price reductions that are actually allowed or granted in respect of the Lead Product;

1.1.69.6                                 compulsory payments and rebates directly related to the sale of the Lead Product, accrued, paid or deducted pursuant to agreements (including, but not limited to, managed care agreements) or governmental regulations;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.1.69.7                                 freight, insurance and other transportation charges, to the extent included in the invoice price of the Lead Product;

1.1.69.8                                 tariffs, duties, excise, sales, value-added, consumption or other taxes (other than taxes based on income), to the extent included in the invoice price of the Lead Product;

1.1.69.9                                 amounts paid or payable to, or withheld by, any distributor of the Lead Product used or engaged by the Buyer or its Affiliates in connection with the sale of the Lead Product, and

1.1.69.10                          any other specifically identifiable costs or charges included in the gross invoiced sales price of the Lead Product falling within categories substantially equivalent to those listed above.

1.1.70                                 “NDA” means a new drug application as described in §505(b) of the FDCA and subject to CFR Title 21, Part 314, including any amendments submitted pursuant to CFR Title 21, §314.60, or any analogous application or submission with any Regulatory Authority to obtain authorization to market a pharmaceutical product outside of the United States.

1.1.71                                 “NRC Agreement” means the agreement between the Corporation and the National Research Counsel of Canada dated effective October 3, 2014.

1.1.72                                 “Parties” means the Sellers, the Corporation and the Buyer, collectively, and “Party” means any one of them.

1.1.73                                 “Permits” means the authorizations, registrations, permits, certificates of approval, approvals, grants, licences, quotas, consents, commitments, rights or privileges (other than those relating to the Intellectual Property) issued or granted by any Governmental Authority to the Corporation.

1.1.74                                 “Permitted Encumbrances” means:

1.1.74.1                                 unregistered liens for Taxes, assessments or similar charges incurred by the Corporation in the ordinary course of the Business that are not yet due and payable or, if due and payable, are to be adjusted between the Sellers and the Buyer on Closing; and

1.1.74.2                                 inchoate mechanic’s, construction and carrier’s liens and other similar liens arising by operation of law or statute in the ordinary course of the Business for obligations which are not delinquent and will be paid or discharged in the ordinary course of the Business.

1.1.75                                 “Person” will be broadly interpreted and includes:

1.1.75.1                                 a natural person, whether acting in his or her own capacity, or in his or her capacity as executor, administrator, estate trustee, trustee or personal or legal representative, and the heirs, executors, administrators, estate trustees, trustees or other personal or legal representatives of a natural person;

1.1.75.2                                 a corporation or a company of any kind, a partnership of any kind, a sole proprietorship, a trust, a joint venture, an association, an unincorporated association, an unincorporated syndicate, an unincorporated organization or any other association, organization or entity of any kind; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.1.75.3                                 a Governmental Authority.

1.1.76                                 “Personal Information” means information about an individual who can be identified by the Person who holds that information.

1.1.77                                 “PIPEDA” means the Personal Information Protection and Electronic Documents Act (Canada).

1.1.78                                 “Phase 3 Clinical Trial” means a human clinical trial of a product the design of which is acknowledged by the FDA to be sufficient for such clinical trial to satisfy the requirements of 21 CFR § 312.21(c) or, if conducted in a country outside the United States, a similar clinical trial prescribed by the applicable Regulatory Authority in such country which is acknowledged by such Regulatory Authority to be sufficient for such clinical trial to satisfy the requirements of a pivotal efficacy and safety clinical trial.

1.1.79                                 “Plans” means all employee benefit plans, programs, agreements or arrangements, domestic or foreign, including all bonus, incentive, profit sharing, pension, retirement compensation, retirement savings, retirement income, deferred compensation, incentive compensation, welfare, fringe benefit, vacation, salary continuation, legal, health and other medical, dental, life, accident, disability, supplemental retirement, nonqualified trusts, profit sharing, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights or other equity incentive plans, programs, agreements or arrangements, and all termination, severance or other plans, programs, agreements or arrangements, whether formal or informal, written or unwritten, funded or unfunded, registered or unregistered, insured or self-insured, whether covering one person or more than one person, and all other benefit plans, programs, agreements or arrangements which are maintained, contributed to, required to be contributed to, or sponsored by the Corporation, or under which the Corporation has any liability or contingent liability, for the benefit of, or relating to, any Employee or Former Employee or their respective dependants or beneficiaries or which otherwise provide coverage for any current or Former Employees or their respective dependants and beneficiaries.

1.1.80                                 “PMDA” means the Pharmaceuticals and Medical Devices Agency of Japan and any successor thereto.

1.1.81                                 “Privacy Laws” means any Laws that regulate the collection, use or disclosure of Personal Information.

1.1.82                                 “Pro Rata Share” means, with respect to any Seller, the percentage set out in Schedule A opposite that Seller’s name under the heading “Pro Rata Share of Seller”.

1.1.83                                 “Purchase Price” is defined in Section 2.2.1.

1.1.84                                 “Purchase Price Instalment” has the meaning set forth in Section 2.4.2.

1.1.85                                 “Purchased Shares” means all of the issued and outstanding shares in the capital of the Corporation.

1.1.86                                 “Quarterly Earnout Payment” means a payment determined in accordance with Section

1.1.86.1.1.                                       as may be adjusted pursuant to Section 2.2.2.2.7.

1.1.87                                 “Regulatory Authority” means (i) any Governmental Authority, notified body or other organization in a country or region that regulates the manufacture or sale of pharmaceutical

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

or medicinal products or medical devices, including the FDA, the PMDA and the EMA, and any successors thereto, and (ii) any other relevant bodies authorized by Applicable Law to review or otherwise exercise oversight over MAAs, other regulatory filings or Regulatory Approvals

1.1.88                                 “Release” means to release, spill, leak, pump, pour, emit, empty, discharge, deposit, inject, leach, dispose, dump or permit to escape.

1.1.89                                 “Remedial Order” means any remedial order, including any notice of non-compliance, order, other complaint, direction or sanction issued, filed or imposed by any Governmental Authority under Environmental Laws, with respect to any failure or neglect to comply with Environmental Laws.

1.1.90                                 “Representatives” means the advisors, agents, consultants, directors, officers, management, employees, subcontractors, and other representatives, including accountants, auditors, financial advisors, lenders and lawyers of a Person.

1.1.91                                 “Second Milestone” is defined in Section 2.2.1.2.

1.1.92                                 “Second Milestone Payment” is defined in Section 2.2.1.2.

1.1.93                                 “Securities” has the meaning given to that term in the Securities Act (Ontario).

1.1.94                                 “Seller” and “Sellers” are defined in the recital of the Parties above.

1.1.95                                 “Seller Indemnified Parties” means each Seller and, as applicable, its Affiliates, and their respective directors, officers, shareholders, agents and employees, and the respective Successors of each of them.

1.1.96                                 “Seller Indemnifying Party” means any Seller providing indemnification under any provision of Article 6.

1.1.97                                 “Sellers’ Representative” is defined in Section 7.1.

1.1.98                                 “Straddle Period” means any taxation period of the Corporation ending after the Closing Date which commenced before the Closing Date and includes a period before the Closing Date.

1.1.99                                 “Stub Period Returns” is defined in Section 4.2.

1.1.100                          “Successful Read-Out of Phase 2 Clinical Trial” means the earlier of (i) the first dose administered to a patient in a second Phase 2 Clinical Trial for the same compound as was administered in the first Phase 2 Clinical Trial, and (ii) the receipt of written final minutes from an end of phase 2 meeting with a Regulatory Authority confirming that safety and efficacy data for the Lead Product are sufficient to initiate a Phase 3 Clinical Trial.

1.1.101                          “Successful Read-Out of Phase 3 Clinical Trial” means shall mean the first to occur of (i) a press release issued by the Buyer stating that the results of a completed Phase 3 Clinical Trial combined with other completed clinical and non-clinical studies are sufficient for the Buyer to submit an NDA for the Lead Product, and (ii) receipt of written confirmation of acceptance for filing of an NDA by a Regulatory Authority for evaluation of the Lead Product.

1.1.102                          “Successors” means, as applicable, the heirs, executors, administrators, estate trustees, trustees, personal or legal representatives, successors and permitted assigns of a Person.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.1.103                          “Tax” or “Taxes” means all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind imposed by any Governmental Authority, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as income, gross income, gross receipts, net proceeds, profits, capital gains, alternative or add-on, or minimum, capital, transfer, land transfer, sales, retail sales, consumption, use, goods and services, harmonized sales, value- added, ad valorem, turnover, excise, stamp, non-resident withholding, business, franchising, business licences, real and personal property (tangible and intangible), environmental, payroll, employee withholding, employment, health, employer health, social services, development, occupation, education or social security, and all contributions, premiums, surtaxes, all customs duties, countervail, anti-dumping, special import measures and import and export taxes, all licence, franchise and registration fees, all provincial workers’ compensation payments, and all employment insurance, health insurance and Canada, Québec and other government pension plan contributions.

1.1.104                          “Tax Law” means any Law that imposes Taxes or that deals with the administration or enforcement of liabilities for Taxes.

1.1.105                          “Tax Return” means any return, report, declaration, designation, election, undertaking, waiver, notice, filing, information return, statement, form, certificate or any other document or materials relating to Taxes, including any related or supporting information with respect to any of those documents or materials listed above in this Section 1.1.105, filed or to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of Taxes.

1.1.106                          “Technology” shall mean all know-how, patents, patent applications and other Intellectual Property owned or controlled by Encycle as of the Effective Date.

1.1.107                          “Third Party” shall mean any Person other than the Buyer or any Affiliate of the Buyer.

1.1.108                          “Third Party Claim” means a Claim made against an Indemnified Party by a Person who is not a Party.

1.1.109                          “TPD” means the Therapeutic Products Directorate of Health Canada.

1.1.110                          “[***] Agreement” means the Technology License Agreement dated as of [***] between [***] and the Corporation (as amended by a [***] Agreement dated [***]).

1.2                                                  Certain Rules of Interpretation

1.2.1                                        Gender, etc. In this Agreement, words signifying the singular number include the plural and vice versa, and words signifying gender include all genders.

1.2.2                                        Including. Every use of the words “including” or “includes” in this Agreement is to be construed as meaning “including, without limitation” or “includes, without limitation”, respectively.

1.2.3                                        Division and Headings. The division of this Agreement into Articles and Sections, the insertion of headings and the inclusion of a table of contents are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.2.4                                        Articles, Sections, etc. References in this Agreement to an Article, Section, Schedule or Exhibit are to be construed as references to an Article, Section, Schedule or Exhibit of or to this Agreement unless otherwise specified.

1.2.5                                        Time Periods. Unless otherwise specified in this Agreement, time periods within which or following which any calculation or payment is to be made, or action is to be taken, will be calculated by excluding the day on which the period begins and including the day on which the period ends. If the last day of a time period is not a Business Day, the time period will end on the next Business Day.

1.2.6                                        Statutory Instruments. Unless otherwise specified, any reference in this Agreement to any statute includes all regulations and subordinate legislation made under or in connection with that statute at any time, and is to be construed as a reference to that statute as amended, restated, supplemented, extended, re-enacted, replaced or superseded at any time.

1.3                                                  Governing Law

This Agreement is governed by, and is to be construed and interpreted in accordance with, the Laws of the Province of Ontario and the Laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or any other jurisdiction).

1.4                                                  Entire Agreement

This Agreement, and any other agreements and documents to be delivered under this Agreement, constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, other than the provisions of the Confidentiality Agreement, and there are no representations, warranties or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement, or in any other agreements and documents delivered under this Agreement. No Party has been induced to enter into this Agreement in reliance on, and there will be no liability assessed, either in tort or contract, with respect to, any warranty, representation, opinion, advice or assertion of fact, except to the extent it has been reduced to writing and included as a term in this Agreement, or in any other agreements and documents delivered under this Agreement.

1.5                                                  Schedules and Exhibits

The following is a list of Schedules and Exhibits:

Schedule               Subject Matter

A             Sellers and Purchased Shares

B             Disclosure Schedule

Exhibit	Subject Matter

1.1.62	Lead Product

5.2.1.3	Form of Consulting and Transitional Services Agreement

5.2.1.5	Form of Release

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

ARTICLE 2
PURCHASE AND SALE

2.1                                                  Agreement of Purchase and Sale

Subject to the terms and conditions of this Agreement, on the Closing Date the Sellers will sell, and the Buyer will purchase, the Purchased Shares.

2.2                                                  Purchase Price

2.2.1                                        The aggregate purchase price (the “Purchase Price”) payable by the Buyer to the Sellers in accordance with Section 2.4 is the sum of the Quarterly Earnout Payments provided for in Section 2.2.2, and the following one-time payments (each, a “Milestone Payment”) upon achievement of the following milestones (each, a “Milestone”):

2.2.1.1                                        an amount equal to US$[***] upon the Buyer or any of its Affiliates, or a Third Party on behalf of and as directed by the Buyer or any of its Affiliates, first administering a dose of the Lead Product to an animal in a preclinical toxicity study (the “First Milestone”);

2.2.1.2                                        an amount equal to US$[***] (the “Second Milestone Payment”) upon the acceptance by the FDA of an IND (or other such national equivalent) in respect of the Lead Product (the “Second Milestone”);

2.2.1.3                                        an amount equal to US$[***] upon a Successful Read-Out of Phase 2 Clinical Trial in respect of the Lead Product;

2.2.1.4                                        an amount equal to US$[***] upon a Successful Read-Out of Phase 3 Clinical Trial in respect of the Lead Product;

2.2.1.5                                        an amount equal to US$[***] upon the first Commercial Sale in [***] of the Lead Product;

2.2.1.6                                        an amount equal to US$[***] upon the first Commercial Sale in either [***] or [***] of the Lead Product; and

2.2.1.7                                        an amount equal to US$[***] the first time that annual global Net Sales total at least US$[***] in a single calendar year.

For the avoidance of doubt, each Milestone may only be achieved one time and each Milestone Payment may only be paid one time, if at all.

2.2.2                                        Earnout.

2.2.2.1                                        The Buyer shall pay, or cause to be paid, to the Sellers:

2.2.2.1.1.                                              in respect of sales of the Lead Product in any jurisdiction in which the Corporation has an issued patent having at least one Composition of Matter Claim that effectively and legally prevents a generic or interchangeable product entry (or competition) in the respective jurisdiction, an amount equal to [***]% of the [***] Net Sales in such jurisdiction commencing on the date of the first Commercial Sale of the Lead Product in such jurisdiction, and ending on the later of (i) the 10th anniversary of the first Commercial

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Sale of the Lead Product in such jurisdiction and (ii) the expiration of the issued patent of the Lead Product in such jurisdiction; and

2.2.2.1.2.                                              in respect of sales of the Lead Product in any jurisdiction in which the Corporation does not have an issued patent having at least one Composition of Matter Claim that effectively and legally prevents a generic or interchangeable product entry (or competition) in the respective jurisdiction, an amount equal to [***]% of the [***] Net Sales in such jurisdiction during a period commencing on the date of the first Commercial Sale of the Lead Product in such jurisdiction, and ending on the tenth anniversary of the first Commercial Sale of the Lead Product in such jurisdiction.

2.2.2.2

2.2.2.2.1.                                              The Buyer shall, within 90 days following the end of each quarter of the financial year of the Buyer, provide a report (each an “Quarterly Earnout Report”) to the Sellers’ Representative detailing the Buyer’s calculation of such payment as at the relevant quarter end and pay the amount of the Quarterly Earnout Payment set forth in the Quarterly Earnout Report to the Designated Payment Agent on behalf of the Sellers in accordance with Section 2.4.2.2.

2.2.2.2.2.                                              The Buyer shall provide the Sellers’ Representative with reasonable access to the applicable records of the Buyer and its Affiliates to the extent reasonably requested by the Sellers’ Representative during the dispute resolution process described in this Section 2.2.2.2 and to the extent necessary for the Sellers’ Representative to review the applicable calculations.

2.2.2.2.3.                                              If the Sellers’ Representative objects to any Quarterly Earnout Report, the Sellers’ Representative shall notify the Buyer in writing of such objection(s) within 120 days of the end of the relevant financial year of the Buyer (a “Notice of Objection”). The Notice of Objection shall describe, in reasonable detail, the basis for such dispute and shall include all disputes related to any Quarterly Earnout Report provided by the Buyer in the relevant financial year.

2.2.2.2.4.                                              If the Sellers’ Representative does not deliver a Notice of Objection within the time limited therefor, then each Quarterly Earnout Report provided by the Buyer in the relevant financial year of the Buyer will be conclusive, final and binding in its entirety on all of the parties.

2.2.2.2.5.                                              If the Sellers’ Representative does deliver a Notice of Objection in accordance with Section 2.2.2.2.3, then the Sellers’ Representative and the Buyer shall attempt to resolve such disputed items, and to the extent that the Sellers’ Representative and the Buyer are unable to resolve any such disputes, the items set forth in the Notice of Objection shall be resolved in accordance with the procedures set forth in Section 2.2.2.2.6 below.

2.2.2.2.6.                                              In the event that the Sellers’ Representative and the Buyer are unable to resolve the disputed items within 20 Business Days after delivery of the Notice of Objection, either the Buyer or the Sellers’

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Representative may demand that such disputed items be referred to an accounting firm mutually agreed by the Sellers’ Representative and the Buyer (the “Accounting Firm”) to finally resolve such disputed items. The Accounting Firm shall act as an expert and not as an arbitrator to determine only the disputed items, and the determination of each disputed item shall be within the range established by the relevant Quarterly Earnout Report or Quarterly Earnout Reports and the Notice of Objection, if any. The determination of the Accounting Firm shall be made as promptly as possible and shall be final and binding upon the parties. Each party hereto shall be permitted to submit such data and information to the Accounting Firm as such party deems appropriate. The fees and expenses of the Accounting Firm incurred in resolving the disputed matter shall be borne by each of the Buyer, on the one hand, and the Sellers, on the other hand, in proportion to the difference between their respective position(s) on the matter(s) under dispute and the ultimate determined amount. For all other costs and expenses, the Sellers’ Representative and the Buyer shall each pay their own costs and expenses incurred under this Section 2.2.2.2.

2.2.2.2.7.                                              Once the Accounting Firm has determined the disputed items, the amount that the Accounting Firm determines in respect of each disputed Quarterly Earnout Report shall be the deemed to be the Quarterly Earnout Amount payable to the Sellers. If the relevant Quarterly Earnout Amount determined by the Accounting Firm is greater than the amount paid by the Buyer pursuant to Section 2.2.2.2.1 in respect of the relevant Quarterly Earnout Report, the Buyer shall, within 10 Business Days of receipt of the Accounting Firm’s determination, pay to the Designated Paying Agent on behalf of the Sellers, in accordance with Section 2.4.2.2, an amount equal to the difference between the amount actually paid in respect of the relevant Quarterly Earnout Report and the relevant Quarterly Earnout Amount as determined by the Accounting Firm. If the relevant Quarterly Earnout Amount determined by the Accounting Firm is less than the amount paid by the Buyer pursuant to Section 2.2.2.2.1 in respect of the relevant Quarterly Earnout Report, the Buyer shall, without limiting its other remedies, be entitled to set-off such amount from any subsequent payments due by the Buyer on account of the Purchase Price.

2.2.3                                        The payments to the Sellers pursuant to Section 2.2.1 and Section 2.2.2 shall, notwithstanding the provisions thereof, be net of and reduced by, and the Purchase Price shall be reduced by, any amounts paid or payable by the Corporation or any of its Affiliates pursuant to the [***] Agreement, the [***] Agreement and, if applicable, the [***] Agreement by any amounts paid or payable by the Corporation or any of its Affiliates to any other Third Party in connection with such Third Party’s rights or entitlements (including Intellectual Property rights) in or to the Lead Product, where the existence of such rights or entitlement constitute a breach by the Corporation of the Corporation’s representations and warranties in this Agreement, or where the Buyer is entitled to indemnification from the Sellers as a result of the existence of such Third Party’s rights or entitlement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

2.2.4                                        Commercially Reasonable Efforts.

2.2.4.1                                        Subject to Section 2.2.4.2, the Buyer shall, and shall cause its Affiliates to, (i) act in good faith and use Commercially Reasonable Efforts to achieve the First Milestone and the Second Milestone, where “Commercially Reasonable Efforts” means such commercially reasonable efforts as are typically used by a similarly situated pharmaceutical company in comparable circumstances for the development and commercialization of prescription pharmaceutical products of similar commercial potential at a similar stage in product lifecycle, taking into consideration the safety and efficacy of such product, the development work that is to be completed by the Buyer and its Affiliates (or any Third Party), the development of other products in the pipeline of the Buyer and its Affiliates, its competitiveness compared to alternative Third Party products, the proprietary position of the product (including scope and duration of relevant patents), the scope, timing and likelihood of regulatory approval, the regulatory status of the product, whether the product is subject to a clinical hold, recall or market withdrawal, and the anticipated reimbursability and pricing of the product, and (ii) refrain from taking any action in bad faith or without reasonable basis which is primarily intended to prevent, or the primary effect of which is to prevent, the realization of the achievement of the First Milestone and the Second Milestone.

2.2.4.2                                        In the event that the Buyer breaches any of its obligations pursuant to Section 2.2.4.1 prior to achieving the Second Milestone and has failed to cure such breach within 15 Business Days of its receipt of notice in writing from the Sellers Representative of such breach, the Buyer, if requested by Sellers’ Representative in writing within 10 Business Days of the expiry of such Buyer cure period, shall, and shall cause its Affiliates, including the Corporation, to (i) assign all rights, title and interest in and to the Lead Product held by it or its Affiliates to an entity then specified in writing by the Sellers’ Representative, and (ii) grant to such entity all of its right, title and interest in and to: (A) all data relating to non-clinical and clinical studies conducted on, and all filings made with regulatory agencies specifically with respect to, the Lead Product and (B) any regulatory approvals and regulatory documentation specifically relating to the Lead Product. Such transfer of the Lead Product shall be on an “as is, where is” basis with no representations, warranties, indemnities from the Buyer or the Corporation whatsoever, all of which being expressly disclaimed, and will be in full satisfaction of any Buyer, Corporation, or any Affiliate, liability or obligation, if any, to the Sellers on account of the Purchase Price and/or pursuant to this Section 2.2, other than such amounts, if any, then due and owing to the Sellers pursuant to the express provisions of Section 2.2.1 or Section 2.2.2 of this Agreement that have not been paid in full or set-off in accordance with the provisions of this Agreement; provided that, and for greater certainty, the amounts then due and owing to the Sellers shall only comprise the Milestone Payments and Quarterly Earnout Payments, if any, then due and owing at the time of such breach, and shall not include any amount not then due and owing to the Sellers including any damages or similar amounts resulting from such breach or any acceleration of any amounts on account of the Purchase Price. As a condition, and in consideration, of the grant and transfer of rights by the Buyer pursuant to this section, the Sellers covenant and agree to (a) pay contemporaneous with and as a condition precedent to any such grant and transfer any and all reasonable costs and expenses incurred by the Buyer or the Corporation (including, without limitation, any sales or transfer Tax that may arise) in connection with any such transfer or assignment; (b) assume all obligations of the Buyer or Corporation relating to the Lead Product arising pursuant to the [***] Agreement and the [***] Agreement and any other obligations previously approved in writing by the Sellers’ Representative or that

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

are otherwise acceptable to the Sellers’ Representative, and the Sellers shall indemnify and hold harmless the Buyer and the Corporation for such obligations; and (c) deliver a release to the Buyer and the Corporation of any claims against the Buyer or the Corporation on terms reasonably acceptable to the Buyer and the Corporation.

2.2.4.3                                        Notwithstanding any other provision in this Agreement including, without limitation, Article 6, the Sellers’ rights and recourse pursuant to this Section 2.2.4 shall be the Sellers’ sole and exclusive remedy for a breach by the Buyer of its obligations pursuant to Section 2.2.4.1.

2.2.5                                        Return of Rights to the Lead Product if Cessation of Development.

2.2.5.1                                        The Buyer may, at any time and in the Buyer’s sole and absolute discretion, decide to cease or discontinue all development activities with regard to the Lead Product.

2.2.5.2                                        In the event that the Buyer decides to cease or discontinue all development activities with regard to the Lead Product prior to achieving the Second Milestone, the Buyer shall notify the Sellers’ Representative of its decision and, if requested by Sellers’ Representative in writing within 20 Business Days of the receipt of such notice, shall, and shall cause its Affiliates, including the Corporation, to, (i) assign all rights, title and interest in and to the Lead Product held by it or its Affiliates to an entity then specified in writing by the Sellers’ Representative, and (ii) grant to such entity all of its right, title and interest in and to: (A) all data relating to non-clinical and clinical studies conducted on, and all filings made with regulatory agencies specifically with respect to, the Lead Product and (B) any regulatory approvals and regulatory documentation specifically relating to the Lead Product. Such transfer of the Lead Product shall be on an “as is, where is” basis with no representations, warranties, indemnities from the Buyer or the Corporation whatsoever, all of which being expressly disclaimed, and will be in full satisfaction of any Buyer, Corporation, or any Affiliate, liability or obligation, if any, to the Sellers on account of the Purchase Price and/or pursuant to this Section 2.2, other than such amounts, if any, then due and owing to the Sellers pursuant to the express provisions of Section 2.2.1 or Section 2.2.2 of this Agreement that have not been paid in full or set-off in accordance with the provisions of this Agreement; provided that, and for greater certainty, the amounts then due and owing to the Sellers shall only comprise the Milestone Payments and Quarterly Earnout Payments, if any, then due and owing at the time of such determination by the Buyer, and shall not include any amount not then due and owing to the Sellers including any damages or similar amounts resulting from such determination by the Buyer or any acceleration of any amounts on account of the Purchase Price. As a condition, and in consideration, of the grant and transfer of rights by the Buyer pursuant to this section, the Sellers covenant and agree to (a) pay contemporaneous with and as a condition precedent to any such grant and transfer any and all reasonable costs and expenses incurred by the Buyer or the Corporation (including, without limitation, any sales or transfer Tax that may arise) in connection with any such transfer or assignment; and (b) assume all obligations of the Buyer or Corporation relating to the Lead Product arising pursuant to the [***] Agreement and the [***] Agreement and any other obligations previously approved in writing by the Sellers’ Representative or that are otherwise acceptable to the Sellers’ Representative, and the Sellers shall indemnify and hold harmless the Buyer and the Corporation for such obligations.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

2.2.5.3                                        In the event that the Buyer decides to cease or discontinue all development activities with regard to the Lead Product following achieving the Second Milestone, none of the Buyer, the Corporation or any of their Affiliates shall have any further obligation or liability whatsoever to the Sellers on account of the Purchase Price and/or pursuant to this Section 2.2 as a result of the Buyer’s decision to cease or discontinue such development activities with regard to the Lead Product, other than such amounts, if any, then due and owing to the Sellers pursuant to the express provisions of Section 2.2.1 or Section 2.2.2 of this Agreement that have not been paid in full or set-off in accordance with the provisions of this Agreement; provided that, and for greater certainty, the amounts then due and owing to the Sellers shall only comprise the Milestone Payments and Quarterly Earnout Payments, if any, then due and owing at the time of such determination by the Buyer, and shall not include any amount not then due and owing to the Sellers including any damages or similar amounts resulting from such determination by the Buyer or any acceleration of any amounts on account of the Purchase Price.

2.2.5.4                                        Notwithstanding any other provision in this Agreement including, without limitation, Article 6, the Sellers’ rights and recourse pursuant to Section 2.2.4 or this Section 2.2.5 shall be the Sellers’ sole and exclusive remedy for any breach by the Buyer of its obligations under Section 2.2.4.1 or any discontinuance by the Buyer or the Corporation of such development activities for any reason whatsoever.

2.3                                                  Allocation of Payments

The Purchase Price will be paid to the Designated Paying Agent who will [***]. The Buyer’s obligations with respect to the payment of the Purchase Price will be fully and finally discharged upon the Buyer delivering to the Designated Paying Agent, from time to time, the full amount of any portion of the Purchase Price that is then due and the Buyer shall have no obligation to oversee, and no liability to any Seller in respect of, any allocation of the Purchase Price to and among the Sellers (or any of them), or any failure to allocate all or any portion of the Purchase Price, by the Designated Paying Agent. For the avoidance of any doubt, neither the Buyer nor any of its Affiliates (including the Corporation) shall have any obligation with respect to the allocation and distribution of any portion of the Purchase Price among the Sellers and shall not be liable for any determination made by the Designated Paying Agent with respect to such allocations and distributions, or any dispute among the Sellers and/or between the any of the Sellers and the Designated Paying Agent with respect to the distribution of or failure to distribute all or any portion of the Purchase Price. The Sellers acknowledge and agree that the Designated Paying Agent is the agent of the Sellers and will be receiving payments of the Purchase Price from the Buyer in its capacity as agent of the Sellers and in no other capacity.

2.4                                                  Payment of Purchase Price

2.4.1                                        The Buyer will pay and satisfy the Purchase Price by paying each Milestone Payment (within 30 days of attainment of the applicable Milestone) and each Quarterly Earnout Payment (upon determination of the applicable amount in accordance with Section 2.2.2.2), subject to adjustment after the Closing in accordance with Section 6.11 (Indemnity Adjustments to Purchase Price), as follows:

2.4.1.1                                        the Buyer will pay to the Designated Payment Agent on behalf of the Sellers, in aggregate:

2.4.1.1.1.                                              the amount of any Milestone Payment that is due pursuant to Section 2.2.1 (Purchase Price), and;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

2.4.1.1.2.                                              each Quarterly Earnout Payment determined in accordance with Section 2.2.2.2.

2.4.2                                        Each payment of the Purchase Price (each a “Purchase Price Instalment”):

2.4.2.1                                        that is a Milestone Payment may be satisfied by any of the following as determined by the Buyer from time to time in its absolute discretion:

2.4.2.1.1.                                              by wire transfer of immediately funds to the account designated by the Designated Paying Agent; or

2.4.2.1.2.                                              by an issuance to each Seller or as each such Sellers may, in writing direct of such number of Common Shares in the share capital of the Buyer as have a value (calculated by reference to the Benchmark Price Per Share), as at the date of the payment, equal to the portion of the Milestone Payment then due to such Seller, provided that share certificates evidencing such issued Common Shares shall be delivered by the Buyer to Designated Paying Agent; or

2.4.2.1.3.                                              partly in accordance with Section 2.4.2.1.1 and partly in accordance with Section 2.4.2.1.2; and

2.4.2.2                                        that is a Quarterly Earnout Payment shall be satisfied by wire transfer of immediately funds to the account designated by the Designated Paying Agent.

2.5                                                  Withholding Rights

The Buyer shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2, and is hereby irrevocably directed by the Sellers to withhold, such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of applicable Law. To the extent that amounts are so deducted and withheld by the Buyer and remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Buyer made such deduction and withholding.

2.6                                                  Capitalised Value.

The parties agree that the capitalised value of the payments of the Purchase Price pursuant to this Article 2 is, according to the Section 12B of the Danish tax assessment act (Ligningsloven), CDN$[***]. The parties further agree that they will each prepare and file any Tax Return related to the transactions contemplated by this Agreement in a manner consistent with that value provided that, in the event that a relevant Governmental Authority finally determines that [***], then any Tax Return related to the transactions contemplated by this Agreement will be prepared and filed in a manner consistent with the value as finally determined by such Governmental Authority.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                                                  Disclosure Schedule

Each exception to the representations and warranties that is set out in the Disclosure Schedule is identified by reference to one or more specific individual Sections of this Agreement and is only effective to create an exception to each specific individual Section listed. Any statement in this Agreement that is not expressly qualified by a reference to an exception in the Disclosure Schedule will prevail, despite

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

anything to the contrary that is disclosed in the Disclosure Schedule. The exceptions to representations and warranties set out in the Disclosure Schedule are intended only to qualify and limit the representations and warranties of the Corporation and the Sellers, and will not be construed to expand in any way the scope or effect of any of those representations and warranties, and will not be construed to constitute a new representation, warranty or covenant of the Corporation or any Seller. The disclosure of any matter in the Disclosure Schedule will not be construed as an admission or indication that the matter is material or that the matter is necessarily required to be disclosed in order for any representation or warranty in this Agreement to be true and correct, and will not be construed as an admission of any obligation or liability to any third party. No disclosure in the Disclosure Schedule relating to any possible breach or violation of any Contract or Law will be construed as an admission or indication that any breach or violation exists or has actually occurred.

3.2                                                  Representations Relating to the Sellers

Each Seller, on its own behalf, represents and warrants to the Buyer as follows, and acknowledges that the Buyer is relying upon these representations and warranties in connection with the purchase of the Purchased Shares, despite any investigation made by or on behalf of the Buyer.

3.2.1                                        Corporate Existence of Seller. If the Seller is not an individual, the Seller is a corporation duly incorporated and validly existing under the Laws of the jurisdiction set out in Schedule A opposite that Seller’s name under the heading “Jurisdiction”.

3.2.2                                        Capacity and Authority. If the Seller is not an individual, the Seller has all necessary corporate power, authority and capacity to enter into and perform its obligations under this Agreement. If the Seller is an individual, the Seller is of the full age of majority and has the legal capacity and competence to enter into and perform its obligations under this Agreement.

3.2.3                                        Binding Obligation. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other Laws of general application limiting the enforcement of creditors’ rights generally and to the fact that equitable remedies, including specific performance, are discretionary and may not be ordered in respect of certain defaults.

3.2.4                                        Title to Purchased Shares. The Seller is the legal and beneficial owner of the number of Purchased Shares set out in Schedule A opposite that Seller’s name under the heading “Number of Purchased Shares Owned by Seller”, and has good title to them, free and clear of any Encumbrance except for any restriction on transfer contained in the Constating Documents. At Closing, the Seller will have the absolute and exclusive right to sell those Purchased Shares to the Buyer as contemplated by this Agreement.

3.2.5                                        Residence of Seller. The Seller is resident in the jurisdiction set out in Schedule A opposite that Seller’s name under the heading “Jurisdiction”, and, except as disclosed in the Disclosure Schedule, is not a non-resident of Canada for purposes of the ITA.

3.2.6                                        Absence of Conflict. None of the execution and delivery of this Agreement by the Seller, the performance of the Seller’s obligations under this Agreement, or the completion by the Seller of the transactions contemplated by this Agreement will:

3.2.6.1                                        result in or constitute a breach of any term or provision of, or constitute a default under, any Contract to which the Seller is a party or which affects the Purchased Shares owned by the Seller;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.2.6.2                                        if the Seller is not an individual, result in or constitute a breach of any term or provision of, or constitute a default under, the Constating Documents of the Seller;

3.2.6.3                                        contravene any applicable Law; or

3.2.6.4                                        contravene any judgment, order, writ, injunction or decree of any Governmental Authority.

3.3                                                  Representations Relating to the Corporation

The Corporation represents and warrants to the Buyer as follows, and acknowledges that the Buyer is relying upon these representations and warranties in connection with the purchase of the Purchased Shares, despite any investigation made by or on behalf of the Buyer.

3.3.1                                        Capacity and Authority. The Corporation has all necessary corporate power, authority and capacity to enter into and perform its obligations under this Agreement, to own or lease its assets and to carry on the Business as currently being conducted.

3.3.2                                        Binding Obligation. This Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, insolvency and other Laws of general application limiting the enforcement of creditors’ rights generally and to the fact that equitable remedies, including specific performance, are discretionary and may not be ordered in respect of certain defaults.

3.3.3                                        Restrictive Covenants. The Corporation is not a party to, or bound or affected by, any Contract containing any covenant expressly limiting its ability to compete in any line of business, or limiting its ability to transfer or move any of its assets or operations.

3.3.4                                        Absence of Conflict. None of the execution and delivery of this Agreement by the Corporation, the performance of the Corporation’s obligations under this Agreement, or the completion by the Corporation of the transactions contemplated by this Agreement will:

3.3.4.1                                        result in or constitute a breach of any term or provision of, or constitute a default under, the Constating Documents;

3.3.4.2                                        result in or constitute a breach of any term or provision of, or constitute a default under, any Contract to which the Corporation is a party or which affects the Purchased Shares, except as disclosed in the Disclosure Schedule;

3.3.4.3                                        constitute an event that would permit any party to any Contract with the Corporation to amend, cancel, terminate or sue for damages with respect to that Material Contract, or to accelerate the maturity of any Indebtedness of the Corporation, or other obligation of the Corporation, under that Material Contract, except as disclosed in the Disclosure Schedule;

3.3.4.4                                        result in the creation or imposition of any Encumbrance on the Purchased Shares;

3.3.4.5                                        contravene any applicable Law; or

3.3.4.6                                        contravene any judgment, order, writ, injunction or decree of any Governmental Authority.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.3.5                                        Consents. Except as disclosed in the Disclosure Schedule, there is no requirement to obtain any consent, approval or waiver of a party under any Material Contract in order to complete the transactions contemplated by this Agreement.

3.3.6                                        Regulatory Matters and Approvals.

3.3.6.1                                        No authorization, approval, order or consent of, or filing with, any Governmental Authority is required on the part of the Corporation in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement.

3.3.6.2                                        The Lead Product is being and has been developed, tested, manufactured, stored, imported, exported, and distributed in compliance in all material respects with all applicable Laws, except such non-compliance as would not have a Material Adverse Effect.

3.3.6.3                                        The Corporation is not subject to any pending or, to the Knowledge of the Corporation, threatened Claim by the HPFB or FDA alleging that any operation or activity of the Corporation is in violation of the FDCA, the CFDA or any other Law, or any equivalent Governmental Authority outside Canada pursuant to any foreign Law.

3.3.6.4                                        The Corporation has made available and provided to the Buyer as of the date of this Agreement a complete and correct copy of all material communications with regulatory authorities (including, without limitation, the FDA and Health Canada and comparable Regulatory Authorities).

3.3.6.5                                        The Corporation has not commenced or conducted any IND-enabling or clinical investigations, studies, trials, or other studies and tests and none have been conducted on behalf of the Corporation.

3.3.6.6                                        The Corporation has timely filed all reports, statements, documents, registrations, filings, amendments, supplements and submissions required to be filed by it under applicable Laws. Each such filing complied and complies in all material respects with applicable Laws and any legally necessary or required updates, changes, corrections, amendments, supplements or modifications to such filings have been submitted to the applicable Governmental Authority.

3.3.6.7                                        The Corporation has complied in all material respects with all applicable security and privacy standards under (i) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder, (ii) any comparable Laws in any other relevant jurisdiction relating to the security or privacy of medical information including PIPEDA and other substantially similar laws in any province of Canada, and (iii) any applicable state and provincial privacy Laws, except in each such case such breaches or violations as would not have a Material Adverse Effect.

3.3.6.8                                        There have been no manufacturing activities conducted by or on behalf of the Corporation of any products for human use, trials, administration or consumption.

3.3.6.9                                        No data generated by the Corporation with respect to the Lead Product that has been provided to any third party or otherwise made public is the subject of

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

any regulatory or other action, either pending or threatened, by any Governmental Authority relating to the truthfulness of such data.

3.3.6.10                                 Neither the Corporation nor any of its Representatives, has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment or exclusion from clinical trials under applicable Laws. No Claims that would reasonably be expected to result in such a material debarment or exclusion of the Corporation are pending or threatened against the Corporation or any of its Representatives.

3.3.6.11                                 The Corporation is not a party to any consent decree, settlement order, or similar agreement with, or imposed by, any Governmental Authority.

3.3.7                                        Subsidiaries and Investments. The Corporation has no subsidiaries and does not own or hold, directly or indirectly, any Securities of, and does not have any other interest in, any Person and the Corporation has not entered into any agreement to acquire any such interest.

3.3.8                                        Corporate Existence of Corporation. The Corporation has been duly incorporated and organized, and is validly existing and in good standing as a corporation under the Business Corporations Act (Ontario). No proceedings have been taken or authorized by the Corporation in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up of the Corporation.

3.3.9                                        Constating Documents. The Constating Documents include all of the charter documents of the Corporation and are in full force and effect. No action has been taken to amend the Constating Documents and no changes to the Constating Documents are planned.

3.3.10                                 Jurisdictions. The Corporation is qualified to do business in the Province of Ontario. The nature of the Business does not require qualification to do business in any other jurisdiction.

3.3.11                                 Authorized and Issued Capital. The authorized capital of the Corporation consists of an unlimited number of common shares, of which 13,974,378 common shares, and no other shares, are issued and outstanding as fully paid shares.

3.3.12                                 No Purchase Rights. No Person has any written or oral agreement or option or any right or privilege (whether by Law, pre-emptive, contractual or otherwise) capable of becoming an agreement or option, including Securities, warrants or convertible obligations of any kind, for:

3.3.12.1                                 the purchase of any Securities of the Corporation; or

3.3.12.2                                 the purchase of any of the assets of the Corporation, other than in the ordinary course of the Business.

3.3.13                                 Corporate Records. The corporate records and minute books of the Corporation have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects. All those corporate records and minute books of the Corporation have been made available to the Buyer.

3.3.14                                 Books and Records. The Financial Statements fairly and correctly set out and disclose in accordance with GAAP and in all material respects the financial position of the Corporation, and all material financial transactions of the Corporation have been accurately recorded in the Books and Records.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.3.15                                 Financial Statements. Copies of the Financial Statements are included in the Disclosure Schedule. The Financial Statements have been prepared in accordance with GAAP and present fairly:

3.3.15.1                                 the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation as at the respective dates of the Financial Statements; and

3.3.15.2                                 the sales, earnings and results of the operations of the Corporation during the periods covered by the Financial Statements,

but the unaudited interim financial statements:

3.3.15.3                                 do not contain all notes required under GAAP; and

3.3.15.4                                 are subject to normal year-end audit adjustments, which individually or in the aggregate would not be material to any buyer contemplating the purchase of the Purchased Shares.

3.3.16                                 Tax Matters.

3.3.16.1                                 Except as disclosed in the Disclosure Schedule:

3.3.16.1.1.                                       all Tax Returns required by applicable Tax Law to be filed on or before the Closing Date by or on behalf of the Corporation have been or will be duly filed on a timely basis in compliance with their due dates under applicable Tax Law with the appropriate Governmental Authorities on or before the Closing Date. Each of those Tax Returns is or will be true, correct and complete in all material respects and none of them has been or will be amended;

3.3.16.1.2.                                       the Corporation has duly, and on a timely basis, paid or remitted all Taxes required to be paid or remitted by it on or before the Closing Date, including all Taxes shown as due and owing on all Tax Returns, all Taxes assessed or reassessed by any Governmental Authority, all Taxes held in trust or deemed to be held in trust for any Governmental Authority, and all instalments on account of Taxes for the current year. The Corporation will not have any liability for Taxes for any period ending on or before the Closing Date, or that portion of any Straddle Period up to and including the Closing Date, other than those liabilities for Taxes reflected as reserves on the Financial Statements. The liabilities reflected as reserves for Taxes on the Financial Statements are sufficient for the payment or remittance of all Taxes which may become payable or remittable by the Corporation, whether or not disputed, in respect of any period ending on or before the Closing Date;

3.3.16.1.3.                                       there are no liens for Taxes (other than for Taxes not yet due and payable) on any of the properties or assets of the Corporation, nor are those properties or assets the subject of any trust arising under Tax Law; and

3.3.16.1.4.                                       the Corporation has not requested, executed, received, or entered into any Contract relating to any waiver, which is still outstanding

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

and which provides for any extension of time in respect of: (i) the assessment, reassessment or collection of any Taxes by any Governmental Authority; (ii) the filing of any Tax Returns in respect of any Taxes for which the Corporation is or may be liable; or (iii) the payment or remittance of any Taxes or amounts on account of Taxes.

3.3.16.2                                 The Corporation has not been required, and is not currently required, to file any Tax Returns with any Governmental Authority outside Canada or outside the Province of Ontario. No Claims have ever been made by any Governmental Authority that the Corporation is or may be subject to Tax in a jurisdiction where the Corporation does not file Tax Returns. There is no basis for a Claim that the Corporation is subject to Tax in a jurisdiction in which it does not file Tax Returns.The Corporation has received notices of assessment and reassessment from all relevant Governmental Authorities with respect to its Tax liabilities for all taxation years and other periods ending [***].

3.3.16.3                                 Except as disclosed in the Disclosure Schedule, there are no Tax deficiencies that have been claimed, proposed or asserted in writing against the Corporation that have not been fully paid or finally settled and there are no discussions, audits, assertions or Claims now pending, or to the Knowledge of the Corporation, threatened, in respect of Taxes due from the Corporation. No Governmental Authority has challenged, disputed or questioned in writing any Taxes of or any Tax Returns filed by the Corporation or indicated that an assessment, reassessment or determination in respect of Taxes is proposed.

3.3.16.4                                 All Taxes required to be deducted, withheld or remitted by the Corporation under any applicable Tax Law from amounts paid or credited by it to or for the account or benefit of any Person, including Taxes on payments to any of its present or Former Employees, officers or directors and Taxes on payments to any Person who is a non-resident of Canada, have been properly deducted, withheld and remitted on a timely basis to the appropriate Governmental Authorities.

3.3.16.5                                 Copies of all Tax rulings pertaining to the Corporation have been provided to the Buyer. There is no Claim or, to the Knowledge of the Corporation, threatened Claim to revoke any such Tax ruling. Except as disclosed in the Disclosure Schedule, there are no Tax rulings or requests for Tax rulings pertaining to the Corporation that could affect the liability for Taxes or the amount of the taxable income or loss for any taxation year or period ending after the Closing Date.

3.3.16.6                                 Except as disclosed in the Disclosure Schedule, there are no amounts outstanding and unpaid for which the Corporation has previously claimed a deduction from income under the ITA or any other applicable Tax Law and which may be included in the Corporation’s income for any taxation year ending after the Closing Date.

3.3.16.7                                 The Corporation has not, directly or indirectly, transferred property to or acquired property from or provided services to or received services from any Person with whom the Corporation was not dealing at Arm’s Length, for consideration the fair market value of which was less than the fair market value of the property or service at the time of (in the case of property) the disposition or acquisition of the property or (in the case of services) the provision or receipt

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

of the services, nor been a party to any contract or transaction that could result in a liability for Tax under section 160 of the ITA or any substantially similar provisions of other applicable Tax Laws. The Corporation has provided the Buyer with copies of all Contracts and any other relevant documents relating to transactions entered into by it before the Closing Date with Persons with whom the Corporation was not dealing at Arm’s Length at the time the transaction occurred.

3.3.16.8                                 There are no transactions or events that have resulted, and no circumstances existing, which could result, in the application to the Corporation of sections 80, 80.01, 80.02, 80.03, 80.04 of the ITA or any analogous provision of any comparable Law of any province or territory of Canada.

3.3.16.9                                 The Corporation is registered for purposes of the ETA and the Corporation’s goods and services tax or harmonized sales tax registration number is [***]. The Corporation has complied on a timely basis with all registration, reporting, collection, remittance and other requirements in respect of all applicable commodity and sales taxes. The Corporation has provided to the Buyer all invoices, purchase orders and all other documents as are necessary to make any claim for input tax credits, refunds or rebates claimed or to be claimed under the applicable commodity and sales taxes.The Corporation has provided to the Buyer copies of all Tax Returns for all fiscal periods for which the relevant limitation period has not expired and all working papers, calculations, and schedules relating to those Tax Returns, together with all written communications relating to those Tax Returns from any Governmental Authority and the written response, if any, of the Corporation to those communications.

3.3.16.10                          For all transactions between the Corporation and any non-resident person with whom it was not dealing at Arm’s Length, the Corporation has made or obtained records or documents that meet the transfer pricing requirements of subsection 247(4) of the ITA. Except as disclosed in the Disclosure Schedule, the Corporation has not made any elections or designations for the purposes of the ITA or the ETA or other applicable Tax Law, or for the purposes of any administrative rulings or notices or administrative practices under any Tax Law.

3.3.16.11                          The Corporation has not acquired any property on a Tax-deferred or rollover basis and no election under sections 13, 44, 83 or 85 of the ITA (or any substantially similar provision of any applicable Tax Law) has been made or filed by or on behalf of the Corporation with respect to the acquisition or disposition of property.

3.3.16.12                          Except for elections under section 167 of the ETA and under section 75 of An Act respecting the Québec sales tax, the Corporation is not a party to any elections made under the ETA or An Act respecting the Québec sales tax.

3.3.16.13                          The Corporation has not made or authorized any payments to its directors, officers, former directors, shareholders or Employees or to any Person not dealing at Arm’s Length with any of its directors, officers, former directors, shareholders or Employees, except in the ordinary course of the Business and at the regular rates payable to them of salary, pension, bonuses, rents or other payments of any nature.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.3.16.14                          The Corporation has no loans or Indebtedness outstanding made to any Employee or to any director, former director, officer or shareholder of the Corporation or to any Person not dealing at Arm’s Length with any of those Persons.

3.3.16.15                          The Corporation has been since its incorporation a Canadian-controlled private corporation as defined in the ITA.

3.3.16.16                          The Corporation has not been and is now not associated, as determined for the purposes of the ITA, with any corporations. All non-capital losses not deducted but still deductible by the Corporation have been incurred and are derived from the carrying on of the Business. The Business has been carried on by the Corporation since the date of its inception for profit and with a reasonable expectation of profit.

3.3.16.17                          In the three years before the date of this Agreement, the Corporation has not received or taken advantage of, directly or indirectly, any grants, Tax benefits other than as may be provided for in the ITA, subsidies, loan guarantees, government contracts, or other forms of preferential treatment or assistance from any Governmental Authority.

3.3.16.18                          For purposes of the ITA, the taxation year end of the Corporation is December 31 of each year. The taxation year end of the Corporation has not changed since its incorporation.

3.3.17                                 Absence of Changes. Except as disclosed in the Disclosure Schedule, since December 31, 2018, there has not been any change, event or occurrence that, either individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

3.3.18                                 Absence of Undisclosed Liabilities.

3.3.18.1                                 Except as set forth in the Disclosure Schedule and except for liabilities and obligations specifically and adequately reserved in the Audited Balance Sheet, the Corporation does not have and has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise, including under any guarantee of any debt).

3.3.18.2                                 Except as set forth in the Disclosure Schedule, the Corporation does not have any outstanding Indebtedness.

3.3.19                                 Absence of Unusual Transactions. Except as disclosed in the Disclosure Schedule, since December 31, 2018, the Corporation has not:

3.3.19.1                                 given any guarantee of any debt, liability or obligation of any Person;

3.3.19.2                                 subjected, or permitted to be subjected, any of its assets to any Encumbrance other than the Permitted Encumbrances;

3.3.19.3                                 acquired, sold, leased or otherwise disposed of or transferred any assets, other than in the ordinary course of the Business;

3.3.19.4                                 made or committed to any capital expenditures, other than in the ordinary course of the Business;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.3.19.5                                 declared or paid any dividend or otherwise made any distribution or other payment of any kind to any of its shareholders or any other Person, or taken any corporate proceedings for that purpose;

3.3.19.6                                 redeemed, purchased or otherwise retired any of its shares or otherwise reduced its stated capital;

3.3.19.7                                 entered into or become bound by any Contract, other than in the ordinary course of the Business;

3.3.19.8                                 amended or terminated any Contract (except for Contracts which expire by the passage of time) resulting, collectively or individually, in a material and adverse effect on the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional, contingent or otherwise), capitalization, operations, prospects or results of operations of the Corporation;

3.3.19.9                                 waived or released any rights which it has or had, or any debts owed to it, resulting, collectively or individually, in a material and adverse effect on the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional, contingent or otherwise), capitalization, operations, prospects or results of operations of the Corporation;

3.3.19.10                          increased any compensation arrangement or agreement with any Employee or officer, director or shareholder of the Corporation;

3.3.19.11                          changed any method of accounting or auditing practice; or

3.3.19.12                          agreed or offered to do any of the things described in this Section 3.3.19.

3.3.20                                 Title to and Condition of Assets. The Corporation owns, possesses and has good and valid title to all of its undertakings, property and assets not otherwise the subject of specific representations and warranties in this Section 3.3, including all the undertakings, property and assets reflected in the most recent balance sheet included in the Financial Statements, free and clear of all Encumbrances other than Permitted Encumbrances. The undertakings, property and assets of the Corporation comprise all of the undertakings, property and assets necessary for the Corporation to carry on the Business as it is currently operated. All machinery, equipment, fixtures and other tangible assets owned, leased or used by the Corporation are in good operating condition and repair, ordinary wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used.

3.3.21                                 Real Property. The Corporation does not now hold, nor has it ever held, any interest in any real property other than right to use office space at [***] and laboratory spaced provided by [***], which arrangements have been terminated and the Corporation has no obligations, liabilities or other Indebtedness related to such arrangements. The Corporation is not currently a party to nor does it have any obligations, liabilities or other Indebtedness in respect of any leases or other arrangements in respect of real property.

3.3.22                                 Intellectual Property.

3.3.22.1                                 The Disclosure Schedule sets forth a correct and complete list of all (i) issued Patents and Patent applications, (ii) Trademark registrations and applications, (iii) Copyright registrations and applications, and (iv) material Software, in each

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

case which is owned by the Corporation, or which the Corporation has rights in (including license rights and options, other than licenses granting rights to use readily available shrink wrap or click wrap Software having a replacement cost and annual license fee of less than US$[***]), in any jurisdiction in the world. The Corporation is the sole and exclusive beneficial and, with respect to applications and registrations (including Patents), recorded owner of all of the Intellectual Property items set forth in the Disclosure Schedule which are identified as owned by the Corporation, and all such Intellectual Property that is pending or registered is subsisting. Further, the Corporation is the sole and exclusive beneficial rights owner with respect to the applications and registrations (including Patents) of all of the Intellectual Property items set for in the Disclosure Schedule which are identified as owned by the Corporation and all such Intellectual Property that is pending or registered is subsisting. For any Intellectual Property that is registrable (e.g. Patents, Trademarks, Copyright, Domain Names) and for which an application has been filed or registration has been obtained and in which the Corporation owns or has rights in, all applicable Laws have been complied with, there have been no technical or formality breaches of applicable Law (including for Patents, any obligation to submit all known prior art and payment of fees and responses to any office actions), and is not aware of any reasons nor received any communications that would indicate that any such registrations would not be valid or enforceable or that any pending applications for same would not be registered.

3.3.22.2                                 Copies of the Corporation’s standard form(s) of proprietary information, confidentiality and assignment agreements have been delivered to the Buyer or its counsel. All Employees, all current and former consultants of the Corporation and all other individuals who have been involved in the creation, invention or development of Corporation Intellectual Property for or on behalf of the Corporation (each, a “Contributor”) have executed the applicable form of agreement or other written agreements, all of which have been provided to the Buyer or its counsel, that assign (to the extent permitted by applicable Law) to the Corporation all rights in and to, any Intellectual Property created by such Employees and consultants in the course of their employment or consulting relationship with the Corporation. Without limiting the foregoing, no Contributor owns or has any right, including the right to assert any moral rights (except to the extent such rights are non-waivable under applicable Law) to the products of the Corporation or Intellectual Property, nor has any Contributor made any assertions with respect to any alleged ownership or rights over the foregoing.

3.3.22.3                                 The Disclosure Schedule sets forth a true, correct, and complete list of all Contracts (i) pursuant to which the Corporation (A) is granted or obtains or agrees to obtain any right to use any material Intellectual Property (other than standard form Contracts granting rights to use readily available shrink wrap or click wrap Software having a replacement cost and annual license fee of less than US$25,000 for all such related Contracts in the aggregate), (B) is restricted in its right to use or register any material Intellectual Property, or (C) permits or agrees to permit any other Person, to use, obtain, enforce, or register any material Intellectual Property, including any license agreements, coexistence agreements, and covenants not to sue, (ii) that would require, following the Closing, the Buyer to license, assign, or make available its or its Affiliates’ (other than Corporation) Intellectual Property to any other Person, or restrict the use by the Buyer or its Affiliates of such Intellectual Property as a result of the transactions contemplated hereby, in the case of each of clauses (i) and (ii), excluding all non-disclosure, material transfer, clinical trial and similar Contracts.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.3.22.4                                 Except as set forth in the Disclosure Schedule:

3.3.22.4.1.                                       The Corporation owns, or has a valid right to use, or can develop or obtain rights to use on commercially reasonable terms, free and clear of all Liens, all material Intellectual Property used or held for use in the business of the Corporation.

3.3.22.4.2.                                       Except for research use exceptions in any jurisdiction worldwide, (A) the conduct of the business of the Corporation (including the products and services of the Corporation), as conducted in the past three years, as currently conducted, and as currently contemplated to be conducted for future commercialization (including the practice of any Intellectual Property in which it owns or has rights and the commercialization of the Lead Product) has not, does not and will not infringe, misappropriate, or otherwise violate, in each case in a manner that is or would be material to the Corporation, any Person’s Intellectual Property, and (B) there has been no such claim asserted or threatened in writing (including in the form of offers or invitations to obtain a license) in the past three (3) years against the Corporation.

3.3.22.4.3.                                       To the Knowledge of the Corporation, no Person is materially infringing, misappropriating, or otherwise violating any Intellectual Property owned, used, or held for use by the Corporation (or in which the Corporation has rights), and no such claims have been asserted or threatened in writing against any Person by the Corporation in the past three (3) years.

3.3.22.4.4.                                       There has been no Claim asserted or threatened in writing by any Person against the Corporation challenging the scope, validity, or enforceability of any applications or registrations for Patents or Trademarks owned by the Corporation. The Corporation has not granted any Person any right to control the prosecution or registration of any material Intellectual Property owned by the Corporation or to commence, defend, or otherwise control any claim with respect to such Intellectual Property.

3.3.22.4.5.                                       The Corporation takes reasonable measures to protect the confidentiality of material Trade Secrets. To the Knowledge of the Corporation, there has not been any disclosure of any material Trade Secret of the Corporation (including any such information of any other Person disclosed in confidence to the Corporation) to any Person in a manner that has resulted or is likely to result in the loss of such Trade Secret or other rights in and to such information.

3.3.22.4.6.                                       Each Employee and Former Employee and officer of the Corporation is bound by proprietary information provisions contained in their employment or contracting agreements with the Corporation substantially in the form made available to the Buyer prior to the date hereof.

3.3.22.4.7.                                       Except as disclosed in the Disclosure Schedule, no current or former director, shareholder, officer, or Employee of the Corporation will, after giving effect to the transactions contemplated hereby,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

own, license, or retain any proprietary rights of the Corporation in and to Intellectual Property owned, used, or held for use (including for defensive purposes) by the Corporation.

3.3.22.4.8.                                       The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Corporation’s right to own, use, or hold for use any of the Intellectual Property as owned, used, or held for use (including for defensive purposes) as of the date hereof.

3.3.22.4.9.                                       The Corporation has at all times complied in all material respects with all applicable material Legal Requirements relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by or on behalf of the Corporation. No claims have been asserted or threatened in writing against the Corporation alleging a violation of any Person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any Legal Requirement or procedure related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by or on behalf of the Corporation, except such breaches or violations as would not have a Corporation Material Adverse Effect. The Corporation takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

3.3.22.5                                 With respect to the [***] Agreement and except as set forth in the Disclosure Schedule:

3.3.22.5.1.                                       There have been no activities conducted and there are no ongoing activities being conducted or approved or consented to by the Corporation under Part II of the Project, and there have been no Targets selected and no Compounds screened;

3.3.22.5.2.                                       No Project IP has been developed or has arisen from Part II of the Project and all Project IP relating or pertaining to the Lead Project has been developed under Part I of the Project; and

3.3.22.5.3.                                       The Corporation has been granted a perpetual worldwide, exclusive license in whole and without limitations, and for no other consideration than that set out at Article 3.0 of the [***] Agreement for any and all Project IP relating or pertaining to the Lead Product and any Lead Targets (including any art, process, machine, manufacture or composition of matter, or any new and useful improvement in any art, process, machine, manufacture or composition of matter relating or pertaining to the Lead Product or the commercialization thereof, including the exclusive right, privilege and liberty of making, constructing and using the Project IP relating or pertaining to any of the foregoing and selling it to others to be used).

The terms “Part I”, “Part II”, “Project”, “Targets”, “Compounds”, and “Project IP” as used in this Section 3.3.22.5 have the meanings as ascribed to them in the [***] Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.3.23                                 Accounts Receivable. All accounts receivable of the Corporation reflected in the Financial Statements, or which have come into existence since the date of the most recent Financial Statements, were created in the ordinary course of the Business from bona fide arm’s length transactions, and, except to the extent that they have been paid in the ordinary course of the Business since the date of the Financial Statements, are valid and enforceable and payable in full, without any right of set-off or counterclaim or any reduction for any credit or allowance made or given, except to the extent of the allowance for doubtful accounts reflected in the Financial Statements and, in the case of accounts receivable which have come into existence since the date of the most recent Financial Statements, of a reasonable allowance for doubtful accounts, which allowances are, and will as of the Closing Date be, adequate and calculated in a manner consistent with GAAP.

3.3.24                                 Inventories. The Inventories have been accumulated by the Corporation for use in the ordinary course of the Business. The present levels of the Inventories are consistent with those maintained in the ordinary course of the Business.

3.3.25                                 Material Contracts. The Disclosure Schedule lists all Material Contracts. The Corporation is not in default or breach of any Material Contract, and, to the Knowledge of the Corporation, there exists no state of facts which, after notice or lapse of time or both, would constitute a default or breach under any Material Contract. To the Knowledge of the Corporation, no counterparty to any Material Contract is in default of any of its obligations under any Material Contract, the Corporation is entitled to all benefits under each Material Contract, and the Corporation has not received any notice of termination of any Material Contract.

3.3.26                                 Accounts and Powers of Attorney. The Disclosure Schedule lists:

3.3.26.1                                 the name of each bank or other depository in which the Corporation maintains any bank account, trust account or safety deposit box and the names of all individuals authorized to draw on them or who have access to them; and

3.3.26.2                                 the name of each Person holding a general or special power of attorney from the Corporation and a summary of its terms.

3.3.27                                 Compliance with Laws. The Corporation is, and at all times since the date of its incorporation has been, conducting the Business in compliance with all applicable Laws, and the Corporation has not received notice of any violation by the Corporation of any Laws.

3.3.28                                 Permits. The Corporation does not have any material Permits and no such Permits are required to enable the Corporation to carry on the Business as currently conducted and to enable the Corporation to own, lease and operate its assets.

3.3.29                                 Environmental Conditions.

3.3.29.1                                 The Corporation, the conduct by the Corporation of the Business has been and are in compliance with all applicable Environmental Laws and there are no facts that would reasonably be expected to give rise to any non-compliance by the Corporation with any Environmental Laws, either in the conduct by the Corporation of the Business, or in Corporation’s prior use of office or laboratory premises provided by third parties.

3.3.29.2                                 The Corporation has all Permits required by all Environmental Laws for the conduct by the Corporation of the Business, and the Corporation is in compliance with all those Permits.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.3.29.3                                 The Corporation, and any Person for whom the Corporation is responsible under all Environmental Laws, have imported, manufactured, processed, distributed, used, treated, stored, disposed of, transported, exported or handled Hazardous Substances in strict compliance with all Environmental Laws.

3.3.29.4                                 There has been no Release of any Hazardous Substance in the course of the Business, except in compliance with all Environmental Laws.

3.3.29.5                                 There has been no Remedial Order issued to the Corporation in respect of the Business and, to the Knowledge of the Corporation, no Remedial Orders are threatened, and there are no facts that facts that would reasonably be expected to give rise to any Remedial Orders.

3.3.29.6                                 The Corporation has not received any notice of Claim, summons, order, direction or other communication relating to non-compliance with any Environmental Laws from any Governmental Authority or other third party.

3.3.29.7                                 There is no pending or, to the Knowledge of the Corporation, threatened matter, act or fact that could cause the Corporation or the conduct of the Business to be no longer in compliance with all applicable Environmental Laws.

3.3.30                                 Suppliers. The Disclosure Schedule lists each material supplier of goods and services from whom the Corporation has purchased goods or services in the 12 months immediately preceding the date of this Agreement.

3.3.31                                 Rights to Use Personal Information.

3.3.31.1                                 All Personal Information in the possession of the Corporation has been collected, used and disclosed in compliance with all applicable Privacy Laws in those jurisdictions in which the Corporation conducts, or is deemed by operation of law in those jurisdictions to conduct, the Business.

3.3.31.2                                 The Corporation has disclosed to the Buyer all Contracts and facts concerning the collection, use, retention, destruction and disclosure by the Corporation of Personal Information, and there are no other Contracts or facts which, on completion of the transactions contemplated by this Agreement, would restrict or interfere with the use of any Personal Information by the Corporation in the continued operation of the Business as conducted before the Closing.

3.3.31.3                                 There are no Claims pending or, to the Knowledge of the Corporation, threatened with respect to the Corporation’s collection, use or disclosure of Personal Information.

3.3.32                                 Product Warranties. The Corporation has not given any warranties to buyers or users of products or services supplied by or on behalf of the Corporation and there are no Claims against the Corporation on account of warranties or with respect to the production or sale of products or the provision of services, nor is there any basis for any possible prospective Claim against, or Loss on the part of, the Corporation arising from, relating to, or in connection with the production or sale of products or the provision of services.

3.3.33                                 Employees and Employment Contracts.

3.3.33.1                                 The Corporation has no Employees. [***] and [***] are the only individuals currently providing services to the Corporation.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.3.33.2                                 There are no employment Law-related Claims pending, commenced or, to the Knowledge of the Corporation, threatened, and there exists no state of facts that could reasonably be expected to give rise to any such Claims. There are no outstanding employment Law-related orders, awards or rulings involving the Corporation.

3.3.33.3                                 The employment, engagement or retainer of all Former Employees has been terminated in accordance with their respective agreements and applicable Law. The Corporation has complied with all of its obligations to such employees and has no outstanding or undischarged liability to any such Former Employee and each such Former Employee has executed and delivered an unconditional release to the Corporation in respect of all obligations and liabilities that the Corporation owed to such Former Employee.

3.3.34                                 Employee Confidentiality Agreements. The Corporation has entered into enforceable confidentiality agreements, true and complete copies of which have been provided to the Buyer, with all of its relevant Employees that protect confidential information relating to, and the intellectual property of, the Corporation and third party licensors. All current and former officers and Employees who have been involved in the development, modification or use of Intellectual Property have assigned all of their rights, title and interest in and to the Intellectual Property to the Corporation, have expressly waived any moral rights in the Intellectual Property, and have executed and delivered written agreements to the Corporation to that effect.

3.3.35                                 Unions. There are no apparent or, to the Knowledge of the Corporation, threatened union organizing activities involving Employees, and there have not been any union organizing activities since the Corporation’s incorporation.

3.3.36                                 Pension and Benefit Plans.

3.3.36.1                                 The Disclosure Schedule lists and describes each Plan. True and complete copies of each written Plan, as amended to the date of this Agreement, have been made available to the Buyer. There have been no promised improvements, increases or changes to the benefits provided under any Plan, whether legally binding or not.

3.3.36.2                                 The Corporation has never (i) sponsored or participated in a defined benefit pension plan, or (ii) participated in a multi-employer pension plan as that term is defined under the Pension Benefits Act (Ontario) or the Pension Benefits Standards Act, 1985 (Canada), or in any similar type of plan for purposes of any other applicable pension benefits standards legislation.

3.3.36.3                                 All liabilities of the Corporation (whether accrued, absolute, contingent or otherwise) related to all Plans have been fully disclosed in the Financial Statements.

3.3.37                                 Insurance Policies. The Disclosure Schedule lists all Insurance Policies in force as of the date of this Agreement, copies of which have been made available to the Buyer. All Insurance Policies are in full force and effect and the Corporation (i) is not in default, whether as to the payment of premiums or otherwise, under any material term or condition of any of the Insurance Policies and (ii) has not failed to give notice or present any Claim under any of the Insurance Policies in a due and timely fashion.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.3.38                                 Litigation.

3.3.38.1                                 There are no Claims, whether or not purportedly on behalf of or against the Corporation, pending, commenced, or, to the Knowledge of the Corporation, threatened, that might reasonably be expected to have a Material Adverse Effect or that might result in an Encumbrance against the undertakings, property or assets of the Corporation.

3.3.38.2                                 There is no outstanding judgment, decree, order, ruling or injunction in favour of, against or otherwise involving the Corporation or relating in any way to the transactions contemplated by this Agreement.

3.3.39                                 Brokerage Fees. The Corporation has not retained any financial advisor, broker, agent or finder, or entered into any agreement entitling any Person to any broker’s commission, finder’s fee or similar payment, relating to this Agreement or the transactions contemplated by this Agreement.

3.3.40                                 Disclosure. No representation or warranty or other statement made by the Corporation or the Sellers in this Agreement or otherwise in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make those statements, in light of the circumstances in which they were made, not misleading.

3.4                                                  Representations Relating to the Buyer

The Buyer represents and warrants to the Sellers as follows, and acknowledges that the Sellers are relying upon these representations and warranties in connection with the sale of the Purchased Shares, despite any investigation made by or on behalf of any of the Sellers.

3.4.1                                        Corporate Existence of Buyer. The Buyer is a company duly incorporated and validly existing under the laws of Denmark.

3.4.2                                        Capacity and Authority. The Buyer has all necessary corporate power, authority and capacity to enter into and perform its obligations under this Agreement.

3.4.3                                        Binding Obligation. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency and other Laws of general application limiting the enforcement of creditors’ rights generally and to the fact that equitable remedies, including specific performance, are discretionary and may not be ordered in respect of certain defaults.

3.4.4                                        Absence of Conflict. None of the execution and delivery of this Agreement by the Buyer, the performance of the Buyer’s obligations under this Agreement, or the completion by the Buyer of the transactions contemplated by this Agreement, will result in or constitute a breach of any term or provision of, or constitute a default under, the constating documents of the Buyer or any agreement or other commitment to which the Buyer is a party.

3.4.5                                        Regulatory Approvals. No authorization, approval, order or consent of, or filing with, any Governmental Authority is required on the part of the Buyer in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

ARTICLE 4
COVENANTS

4.1                                                  Delivery of Books and Records

At the Closing Time, the Sellers will cause to be delivered to the Buyer all of the Books and Records, including copies of all of the Insurance Policies. The Buyer agrees that it will preserve the Books and Records so delivered to it for a period of two years after the Closing Date, or for any longer period required by any applicable Law, and will permit the Sellers or their authorized Representatives reasonable access to them in connection with the affairs of the Sellers, but the Buyer will not be responsible or liable to the Sellers for or as a result of any accidental loss or destruction of or damage to any Books and Records.

4.2                                                  Tax Returns

The Buyer will cause to be prepared and filed on a timely basis all Tax Returns for the Corporation for any period that ends on or before the Closing Date and for which Tax Returns have not been filed as of the Closing Date. The Buyer will also cause to be prepared and filed on a timely basis all Tax Returns for the Corporation for all Straddle Periods (all these Tax Returns together with the Tax Returns referred to in the first sentence of this Section 4.2 being referred to as “Stub Period Returns”). The Buyer shall prepare each Stub Period Return on a basis consistent with (i) applicable Law and GAAP, and, to the extent not inconsistent with applicable Law and GAAP, (ii) the Closing Balance Sheet, and (iii) the past practices and procedures of the Corporation. The Sellers and the Buyer will cooperate fully with each other and make available to each other in a timely fashion all data and other information as may reasonably be required for the preparation of all Stub Period Returns and will preserve that data and other information until the expiration of any applicable limitation period for maintaining books and records under any applicable Tax Law with respect to the Stub Period Returns. The Buyer will provide to the Sellers for their review, at least 30 Business Days before the relevant filing deadline, a copy of the Stub Period Returns and, before filing the Stub Period Returns, will take into account, acting reasonably, any comments of the Sellers on the Stub Period Returns. The Buyer will pay all of the costs of the preparation and filing of the Stub Period Returns. In addition, the Buyer will cause the Corporation to make, and file, an election under subsection 256(9) of the ITA in its Tax Return under the ITA for the taxation year ending immediately before the Buyer’s acquisition of control of the Corporation on the Closing Date, such that subsection 256(9) of the ITA does not apply, and the Buyer’s acquisition of control of the Corporation for the purposes of the ITA occurs at the Closing Time, and not at the beginning of the Closing Date.

4.3                                                  Tax Refunds.

Any refunds or credits of Taxes (including any interest paid or credited with respect thereto but net of any Taxes paid or payable by the Corporation on such interest, and net of any Taxes paid or payable by the Corporation on such refunds or credits) of, or with respect to, the Corporation for any period ending on or before the Closing Date will be for the account of the Sellers (except to the extent such refunds or credits were reflected on the Closing Balance Sheet). The Buyer shall promptly inform the Sellers of any such refunds or credits to which the Sellers may be entitled hereunder and shall pay to the Sellers an amount equal to the amount of any such refunds or credits within 10 days following the date such refunds or credits were paid or credited by the relevant Governmental Authority to the Corporation. Any payment made pursuant to this Section 4.3 shall constitute an increase to the Purchase Price.

4.4                                                  Amendments to Tax Returns.

Except as required by applicable Law, none of the Buyer or the Corporation shall, or cause or permit their Affiliates to, without the prior written consent of the Sellers not to be unreasonably withheld, (a) refile, amend or otherwise modify any Tax Return of the Corporation filed for a period ending on or before the Closing Date or for any Straddle Period, or (b) make any Tax election that would have any

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

retroactive effect to any such period. The Sellers shall have no liability whatsoever resulting from any action by the Buyer, the Corporation or any Affiliate contrary to this Section.

ARTICLE 5
CLOSING ARRANGEMENTS

5.1                                                  Closing

The Closing will take place at the Closing Time. All required documents may be delivered as originals or may be delivered by electronic transmission, except that the share certificates representing the Purchased Shares must be delivered in original form.

5.2                                                  Closing Deliveries

At the Closing Time:

5.2.1                                        the Sellers will deliver or cause to be delivered to the Buyer the following documents and instruments:

5.2.1.1                                        original share certificates representing all of the issued and outstanding shares in the capital of the Corporation, duly endorsed by an effective endorsement for transfer to the Buyer;

5.2.1.2                                        certified copies of resolutions of the directors of the Corporation authorizing the transfer of the Purchased Shares to the Buyer;

5.2.1.3                                        a consulting and transitional services agreement executed by each of the Key Personnel, substantially in the form attached as Exhibit 5.2.1.3;

5.2.1.4                                        executed resignations effective as at the Closing Time of each director or officer of the Corporation;

5.2.1.5                                        releases from each Seller and each of the individuals specified in Section 5.2.1.4 of all Claims they may have against the Corporation, substantially in the form attached as Exhibit 5.2.1.5;

5.2.1.6                                        the Closing Balance Sheet;

5.2.1.7                                        the consents, if any, required under Material Contracts, on terms acceptable to the Buyer, acting reasonably;

5.2.1.8                                        an agreement amending the terms of the [***] Agreement, substantially in the form attached as Exhibit 5.2.1.8;

5.2.1.9                                        evidence of the exercise, conversion, exchange or termination in full of all contracts and options for the purchase or grant of any options, warrants, rights, additional securities, debentures, loans or notes convertible or exchangeable for any shares or other securities of the Corporation, on terms acceptable to the Buyer, acting reasonably;

5.2.1.10                                 all Books and Records, including copies of all of the Insurance Policies;

5.2.1.11                                 a full and final release from each Seller in favour of the Corporation and the Buyer, its directors, officers, employees and representatives and their

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

respective Affiliates, of all Claims (excluding obligations owing by the Buyer under this Agreement) and including in the case of Sellers who were former holders of debt, options or other convertible obligations Claims with respect to such obligations and any security therefore, substantially in the form attached as Exhibit 5.2.1.11; and

5.2.1.12                                 all other documentation and evidence reasonably requested by the Buyer in order to establish the due authorization and completion by each of the Sellers and the Corporation of the transactions contemplated by this Agreement, including the taking of all corporate proceedings by the boards of directors and shareholders of each non-individual Seller and the Corporation required to effectively carry out their respective obligations under this Agreement; and

5.2.2                                        the Buyer will deliver or cause to be delivered to the Sellers all documentation and other evidence reasonably requested by any Seller in order to establish the due authorization and completion by the Buyer of the transactions contemplated by this Agreement, including the taking of all corporate proceedings by the board of directors and the shareholders of the Buyer required to effectively carry out the obligations of the Buyer under this Agreement.

ARTICLE 6
INDEMNIFICATION AND SURVIVAL

6.1                                                  Indemnification by the Sellers

Subject to the other provisions of this Article 6, each Seller will:

6.1.1                                        Indemnify and hold harmless each Buyer Indemnified Party from and against any Loss that a Buyer Indemnified Party may suffer as a result of:

6.1.1.1                                        any breach of any representation or warranty made by the Corporation in this Agreement;

6.1.1.2                                        any non-performance of any covenant or agreement of the Corporation contained in this Agreement;

6.1.1.3                                        any Taxes of the Corporation for any taxation year or period ending on or before the Closing Date or related to the portion of any Straddle Period up to and including the Closing Date including without limitation any Taxes (a) arising due to the conversion of any convertible debentures issued by the Corporation, (b) arising in connection with any debt forgiveness by the Corporation, and (c) due as withholding tax in respect of any payment made by the Corporation to a non- resident of Canada; and

6.1.1.4                                        any Indebtedness of the Corporation outstanding on the Closing Date; and

6.1.2                                        Indemnify and hold harmless each Buyer Indemnified Party from and against any Loss that a Buyer Indemnified Party may suffer as a result of:

6.1.2.1                                        any breach of any representation or warranty made by that Seller in Section 3.2 (Representations Relating to the Sellers); and

6.1.2.2                                        any non-performance of any covenant or agreement of that Seller contained in this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

6.1.3                                        In respect of any Buyer claim for indemnification pursuant to Section 6.1.1, the Buyer shall be entitled to:

6.1.3.1                                        set-off all or any portion of the Buyer’s Indemnity Claim against any Purchase Price Instalment that is then or thereafter payable to the Designated Paying Agent on behalf of the Sellers; and/or

6.1.3.2                                        pursue from and satisfy against each Seller on a several basis, and not a joint and several basis, all or any portion of the Buyer’s Indemnity Claim in an amount equal to such Seller’s Pro Rata Share of the Purchase Price that has previously been paid to the Designated Paying Agent, less any amount previously paid by such Seller to the Buyer pursuant to any previous Indemnity Claims.

6.1.4                                        In respect of any Buyer claim for indemnification against a Seller pursuant to Section 6.1.2, the Buyer shall be entitled to:

6.1.4.1                                        set-off all or any portion of the Buyer’s Indemnity Claim against any Purchase Price Instalment that is then or thereafter payable to the Designated Paying Agent on behalf of the Sellers; and/or

6.1.4.2                                        pursue from and satisfy against that Seller all or any portion of such Buyer’s Indemnity Claim in an amount equal to such Seller’s Pro Rata Share of the Purchase Price that has previously been paid to the Designated Paying Agent, less any amount previously paid by such Seller to the Buyer pursuant to any previous Indemnity Claims.

6.2                                                  Indemnification by the Buyer

Subject to the other provisions of this Article 6, the Buyer will, if the Closing occurs, indemnify and hold harmless each Seller Indemnified Party from and against any Loss that a Seller Indemnified Party may suffer as a result of:

6.2.1                                        any breach of any representation or warranty made by the Buyer in this Agreement or in any agreement or document delivered under this Agreement; and

6.2.2                                        any non-performance of any covenant or agreement of the Buyer contained in this Agreement or in any agreement or document delivered under this Agreement.

6.3                                                  Survival Periods for Claims by Buyer Indemnified Parties

6.3.1                                        The covenants, representations and warranties made by the Corporation and the Sellers in this Agreement, in the relevant Closing Certificates and in any other agreements and documents delivered under this Agreement will survive the Closing and completion of the transactions contemplated by this Agreement, and will continue in full force and effect for the periods specified in this Section 6.3.

6.3.2                                        Subject to Section 6.3.3, a Buyer Indemnified Party may make an Indemnity Claim by delivering an Indemnity Notice in respect of such Indemnity Claim to the Sellers’ Representative:

6.3.2.1.1.1                                       if the Indemnity Claim relates to a breach of any representation and warranty made in Section 3.2.4 (Title to Purchased Shares), Section 3.3.11 (Authorized and Issued Capital), Section 3.3.18

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(Absence of Undisclosed Liabilities) or Section 3.3.22 (Intellectual Property), at any time after the Closing without limitation; or

6.3.2.1.1.2                                       if the Indemnity Claim relates to any breach of the Fundamental Representations and Warranties, prior to the later of (i) the third anniversary of the satisfaction of the Milestone set out in Section 2.2.1.4, and (ii) the fifth anniversary of the Closing Date; or

6.3.2.1.1.3                                       if the Indemnity Claim relates to any breach of the representations and warranties made in Section 3.3.16 (Tax Matters), or if the Indemnity Claim is made under Section 6.1.1.3 (Taxes), prior to the later of (i) the third anniversary of the satisfaction of the Milestone set out in Section 2.2.1.4, and (ii) on or before 90 days after the last day upon which any of the relevant Governmental Authorities is entitled to assess or reassess the Corporation (or to raise Claims against the Buyer or the Corporation relating to that assessment or reassessment) with respect to any Tax for any taxation year ending on or before the Closing Date or related to the portion of any Straddle Period up to and including the Closing Date; or

6.3.2.1.1.4                                       in all other cases, prior to the third anniversary of the Closing Date.

6.3.3                                        The notice periods set out in Section 6.3.2 will not apply to, and there will be an indefinite survival period for, an Indemnity Claim based on intentional misrepresentation or fraud by the Corporation or the Sellers, or any of them, relating to this Agreement.

6.3.4                                        Notwithstanding anything to the contrary contained herein, provided the Buyer has made an Indemnity Claim prior to the expiry of any applicable survival period, the Buyer shall retain and be able to exercise its set-off rights herein or at Law against any portion of the Purchase Price that relates to any period, or is payable, subsequent to the expiry of such applicable survival period.

6.4                                                  Survival Periods for Claims by Seller Indemnified Parties

6.4.1                                        The covenants, representations and warranties made by the Buyer in this Agreement or in any agreements or documents delivered under this Agreement will survive the Closing and completion of the transactions contemplated by this Agreement, and will continue in full force and effect for the periods specified in this Section 6.4.

6.4.2                                        Subject to Section 6.4.3, a Seller Indemnified Party may make an Indemnity Claim under Section 6.2.1 only if an Indemnity Notice of that Indemnity Claim is delivered to the Buyer as Indemnifying Party within 24 months after the Closing Date.

6.4.3                                        The notice period set out in Section 6.4.2 will not apply to, and there will be an indefinite survival period for, an Indemnity Claim based on intentional misrepresentation or fraud by the Buyer relating to this Agreement or any document delivered under this Agreement.

6.5                                                  Amount Limitations on Indemnification Obligations

6.5.1                                        The indemnification obligations of the Sellers under this Article 6 are subject to the limitations, if any, set out in Section 6.1.3 and Section 6.1.4. The Sellers shall not be liable to the Buyer Indemnified Parties for indemnification in respect of Indemnity Claims under this Article 6 (other than Indemnity Claims for any breach of the representations and warranties

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

made in Section 3.3.18 (Absence of Undisclosed Liabilities) or Section 3.3.16 (Tax Matters), or if the Indemnity Claim is made under Section 6.1.1.3 (Taxes) or under Section 6.1.1.4 (Indebtedness)), until the aggregate amount of all Losses in respect of all Indemnity Claims exceeds US$50,000 (the “Basket”), in which event Sellers shall be required to pay or be liable such Losses from the first dollar without regard to the Basket or any deductible or similar credit in respect of the Basket. For the avoidance of doubt, the Sellers shall be liable for Indemnity Claims relating to any breach of the representations and warranties made in Section 3.3.18 (Absence of Undisclosed Liabilities) or Section 3.3.16 (Tax Matters) or for any Indemnity Claim made under Section 6.1.1.3 (Taxes) or under Section 6.1.1.4 (Indebtedness) from the first dollar of such Indemnity Claims without regard to the Basket or any deductible or similar credit in respect of the Basket.

6.5.2                                        The indemnification obligations of the Buyer under this Article 6 are limited in the aggregate to the sum of Milestone Payments and Earnout Payments that are or become due and owing by the Buyer and that have not been paid. For greater certainty, the amount of Milestone Payments and Earnout Payments that are due and owing by the Buyer at any time will be reduced by the amount of any Indemnity Claims of the Buyer that have been set-off against such payment amounts.

6.6                                                  Rules Relating to Indemnification Obligations

The following will apply to the indemnification obligations under this Article 6.

6.6.1                                        Effect of Waiver. The waiver of any condition relating to any representation, warranty or covenant will not affect the right to indemnification under this Article 6 based on that representation, warranty or covenant.

6.6.2                                        No Double Recovery. No Indemnified Party is entitled to double recovery for any Indemnity Claim even though the Indemnity Claim may have resulted from the breach or inaccuracy of more than one of the representations, warranties, covenants and obligations of the Indemnifying Party under this Agreement, the relevant Closing Certificates or in any other agreements and documents delivered under this Agreement.

6.6.3                                        Materiality. In the case of an Indemnity Claim by a Buyer Indemnified Party under this Article 6 for breach by the Corporation or by the Sellers or any of them of a representation or warranty that is qualified by materiality or Material Adverse Effect, the Buyer Indemnified Party will be entitled to claim the full amount of the Loss resulting from that breach without regard to the materiality or Material Adverse Effect qualifier. However, the determination under this Article 6 of whether there has been a breach of a representation or warranty that is qualified by materiality or Material Adverse Effect will be made having regard to the materiality or Material Adverse Effect qualifier.

6.6.4                                        Remoteness and Mitigation. The quantum of Losses that can be recovered by an Indemnified Party under this Article 6 will not be affected by the application of principles of remoteness of damages, or the duty to mitigate.

6.7                                                  Notice of Indemnity Claims

If an Indemnified Party becomes aware of a Loss or potential Loss in respect of which an Indemnifying Party has agreed to indemnify it under this Article 6, the Indemnified Party will promptly give written notice (an “Indemnity Notice”) of its Claim or potential Claim for indemnification (an “Indemnity Claim”) to the Indemnifying Party. The Buyer’s obligation to deliver an Indemnity Notice, and any information, documentation or notices with respect thereto provided therefor in Sections 6.7, 6.8 or 6.9 to the Sellers or any of them shall be satisfied by the Buyer delivering the Indemnity Notice or such information,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

documentation or notices to the Sellers’ Representative, and the Buyer shall have no obligation to deliver such Indemnity Notice or such information, documentation or notices to a Seller or the Sellers. The Buyer shall have no liability or obligation for the failure of the Sellers’ Representative to deliver an Indemnity Notice or such information, documentation or notices to any of the Sellers. An Indemnity Notice must specify whether the Indemnity Claim arises as the result of a Third Party Claim or whether the Indemnity Claim is a Direct Claim, and must also specify with reasonable particularity (to the extent that the information is available):

6.7.1                                        the factual basis for the Indemnity Claim;

6.7.2                                        the amount of the Indemnity Claim, if known; and

6.7.3                                        if the Indemnified Party is a Buyer Indemnified Party, the portion of such Indemnity Claim that the Indemnified Party intends to set-off against Milestone Payments and Earnout Payments, in each case if known and subject to the Indemnified Party’s right to modify that determination at any time that any portion of the Indemnity Claim remains due and outstanding.

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive an Indemnity Notice of an Indemnity Claim in time to effectively contest the determination of any liability capable of being contested, the Indemnifying Party will be entitled to set off against the amount claimed by the Indemnified Party the amount of any Loss incurred by the Indemnifying Party resulting from the Indemnified Party’s failure to give an Indemnity Notice on a timely basis. For greater certainty, an Indemnified Party that is a Seller will be deemed to have received an Indemnity Notice from the Buyer once the Indemnity Notice is delivered to the Sellers’ Representative.

6.8                                                  Procedure for Direct Claims

6.8.1                                        Following receipt of an Indemnity Notice from the Indemnified Party of a Direct Claim, the Indemnifying Party will have 20 Business Days, or any other period of time agreed to by the Indemnifying Party and the Indemnified Party, (in either case, the “Claim Dispute Period”) to make any investigations it considers necessary or desirable. For the purpose of those investigations, the Indemnified Party will make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Direct Claim, together with all other information that the Indemnifying Party may reasonably request.

6.8.2                                        If the Indemnifying Party disputes the validity or amount of the Direct Claim, the Indemnifying Party may provide written notice of the dispute to the Indemnified Party within the Claim Dispute Period. That dispute notice must describe in reasonable detail the nature of the Indemnifying Party’s dispute. Upon receipt of a dispute notice, the Indemnified Party may pursue all rights and remedies available to it, subject to this Agreement.

6.8.3                                        If the Indemnifying Party does not provide written notice of a dispute with respect to the Direct Claim within the Claim Dispute Period, the Indemnifying Party will be deemed to have agreed to the validity and amount of the Direct Claim.

6.9                                                  Procedure for Third Party Claims

6.9.1                                        The Indemnified Party will promptly deliver to the Indemnifying Party copies of all correspondence, notices, assessments or other written communication received by the Indemnified Party in respect of any Third Party Claim that is or might become the basis of an Indemnity Claim.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

6.9.2                                        The Indemnified Party will not negotiate, settle, compromise or pay any Third Party Claim that is or might become the basis of an Indemnity Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld; provided that the foregoing does not preclude the exercise of any right of set off provided for in this Agreement or at Law, which exercise of rights are permitted notwithstanding the absence of such consent.

6.9.3                                        The Indemnified Party will not cause or permit the termination of any right to defend or right of appeal in respect of any Third Party Claim which is or might become the basis of an Indemnity Claim without giving the Indemnifying Party written notice of the contemplated or potential termination in time to grant the Indemnifying Party an opportunity to contest the Third Party Claim.

6.9.4                                        Each of the Indemnified Party and the Indemnifying Party will make all commercially reasonable efforts to make available to the Party (or other Indemnified Party) who has assumed carriage and control of the negotiation, defence or settlement of a Third Party Claim which is or might reasonably be expected to become the basis of an Indemnity Claim all employees and other Persons under its control whose assistance or evidence is necessary to assist that Party (or other Indemnified Party) in evaluating and defending that Third Party Claim and all documents, records and other materials in its possession or control required for use in the negotiation, defence or settlement of that Third Party Claim.

6.9.5                                        If the Indemnifying Party acknowledges in writing its obligation, subject to the limits in this Article 6, to satisfy an Indemnity Claim to the extent of any binding determination or settlement in connection with a Third Party Claim, then:

6.9.5.1                                        the Indemnifying Party will have the right, by written notice delivered to the Indemnified Party within 20 Business Days of receipt by the Indemnifying Party of the Indemnity Notice, and subject to the right of any insurer or other Person to assume carriage and control of the negotiation, defence or settlement of the Third Party Claim, to assume carriage and control of the negotiation, defence or settlement of the Third Party Claim and the conduct of any related legal or administrative proceedings at the expense of the Indemnifying Party and by its own counsel;

6.9.5.2                                        if the Indemnifying Party elects to assume carriage and control, the Indemnified Party will have the right to participate at its own expense (which will not be indemnified under this Article 6) in the negotiation, defence or settlement of the Third Party Claim assisted by its own counsel; and

6.9.5.3                                        despite Section 6.9.5.1, the Indemnifying Party will not, except with the Indemnified Party’s prior written consent, settle the Third Party Claim or conduct any related legal or administrative proceeding in a manner that would, in the opinion of the Indemnified Party, acting reasonably, have a material adverse effect on the Indemnified Party.

6.9.6                                        Despite Section 6.9.2, if the Indemnified Party is, before the completion of related settlement negotiations or legal proceedings, required by applicable Law to make a payment into court, into escrow, or to any third party, with respect to a Third Party Claim which is the basis of an Indemnity Claim, the Indemnified Party may make the required payment and the Indemnifying Party will, promptly after demand by the Indemnified Party, reimburse the Indemnified Party for the required payment made, subject to the limits in this Article 6. If the Indemnifying Party makes that reimbursement, and if the amount of the Indemnity Claim relating to the Third Party Claim in respect of which the required payment was made, as

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party will promptly pay that surplus amount to the Indemnifying Party. A reimbursement made by the Indemnifying Party under this Section

6.9.7                                        will reduce the related Claim Amount, if any, payable by the Indemnifying Party under Section 6.10 (Payment of Claims) and, despite Section 6.10, will not be paid to a Buyer Indemnified Party out of the Indemnity Escrow Fund.

6.9.8                                        If the Indemnified Party has been permitted by the Indemnifying Party to retain or assume the carriage and control of the negotiation, defence or settlement of a Third Party Claim which is the basis of an Indemnity Claim, the Indemnifying Party will not contest the amount of the Loss with respect to that Third Party Claim.

6.9.9                                        The Indemnifying Party will not be required to indemnify for any Loss relating to a Third Party Claim that is settled or contested in violation of the terms of this Section 6.9.

6.10                                           Payment of Claims

6.10.1                                 Once the validity and amount of an Indemnity Claim has been finally determined (the “Claim Amount”), by agreement between the Indemnifying Party and the Indemnified Party or by binding determination or settlement, then:

6.10.1.1                                 if the Indemnifying Party is a Seller, the Claim Amount will be satisfied, at the option of the Indemnified Party, by either (i) setting off such Claim Amount against the next Purchase Price Instalment(s) due to be made to the Sellers if and to the extent the Buyer has not previously exercised its set off rights with respect to such Claim Amount, or (ii) by direct recourse to the Indemnifying Party whereby the Seller Indemnifying Party will promptly pay the Claim Amount to the Buyer Indemnified Party subject to the limitations set out in Sections 6.1.3.2 and 6.1.4.2; and

6.10.1.2                                 if the Indemnifying Party is the Buyer, the Indemnifying Party will promptly pay the Claim Amount to the Indemnified Party subject to the limitations set out in Section 6.5.2.

6.11                                           Indemnity Adjustments to Purchase Price

Any payment made to, or set off right exercised by, a Buyer Indemnified Party under this Article 6 will constitute a decrease to the Purchase Price, and any payment made to a Seller Indemnified Party under this Article 6 will constitute an increase to the Purchase Price, in each case to the extent consistent with applicable Law. Despite Section 2.3 (Allocation of Payments), any decrease in the Purchase Price under this Article 6 will be allocated to the Seller or Sellers making the payment or being subject to the right of set off, and any increase in the Purchase Price under this Article 6 will be allocated to the Seller or Sellers receiving the payment (or to the Seller whose related Seller Indemnified Party is receiving the payment).

6.12                                           Exclusive Remedy

6.12.1                                 Subject to Section 2.2.5 and Section 6.12.2, the rights of indemnity in this Article 6 will be the sole and exclusive remedy of any Indemnified Party for any breach of a representation or warranty, or non-performance of any covenant or agreement, contained in this Agreement, or any agreement and document delivered under this Agreement and each Indemnified Party waives any other recourse or remedy it may have in contract, tort or otherwise.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

6.12.2                                 Nothing in this Section 6.12 will limit or restrict an Indemnified Party from seeking:

6.12.2.1                                 equitable remedies, under Section 7.15 (Equitable Remedies) or otherwise; or

6.12.2.2                                 any remedies that may be available to an Indemnified Party in the case of fraud.

6.13                                           No Right of Subrogation

The Sellers shall have no right of recourse against the Corporation, including without limitation any subrogated right, by virtue of the Sellers’ obligation to provide indemnification in relation to Losses arising from any matter referred to in Section 6.1.1.

6.14                                           Third Party Indemnification

To ensure that the indemnities provided by each of the Sellers and the Buyer to any Indemnified Parties that are not parties to this Agreement are enforceable, it is agreed by the Parties that each of the Sellers is acting as agent for its Seller Indemnified Parties (that are not Parties), and the Buyer is acting as agent for its Buyer Indemnified Parties (that are not Parties), with respect to the indemnities intended to be given to those Persons under this Article 6. Each of the Sellers and the Buyer agrees that it will hold any right to indemnification that any relevant Indemnified Party is intended to have under this Article 6 in trust for that Person, and that funds received by the Sellers or the Buyer in respect of any Claims under this Article 6 by the relevant Indemnified Party will be held in trust for that Person.

ARTICLE 7
GENERAL

7.1                                                  The Sellers’ Representative

7.1.1                                        Each Seller appoints Dr. Jeffrey Coull as its representative (the “Sellers’ Representative”) and its true and lawful attorney in fact, with full power and authority in its name and on its behalf:

7.1.1.1                                        to direct all payments due to be paid to a Designated Paying Agent, by the Buyer to the Sellers from time to time pursuant to this Agreement, save and except for payments that are to be satisfied by an issuance of shares, on behalf of the Sellers and to enure that the payment is directed to a Designated Paying Agent and distribute such payment among the Sellers in accordance with their respective interests therein or as otherwise directed by the relevant Sellers;

7.1.1.2                                        to act in the absolute discretion of the Sellers’ Representative with respect to all matters relating to this Agreement, including execution and delivery of any amendment of, or supplement to, this Agreement, any waiver of any condition under, or right arising out of, this Agreement, and any termination of this Agreement; and

7.1.1.3                                        in general, to do all things and to perform all acts, including negotiating, executing and delivering all agreements, certificates, receipts, instructions, and other instruments, contemplated by, or deemed advisable to complete the transactions contemplated by, this Agreement.

Subject to Section 7.1.5, this appointment and grant of power and authority is coupled with an interest and is irrevocable, and will not be terminated by the death or incapacity of any Seller.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

7.1.2                                        The Sellers hereby irrevocably direct that all payments due to be paid by the Buyer to the Sellers from time to time pursuant to this Agreement, save and except for payments that are to be satisfied by an issuance of shares, shall be paid to the Designated Paying Agent engaged by the Sellers’ Representative on behalf of the Sellers or as the Sellers’ Representative may otherwise direct and this shall be the Buyer’s good and sufficient authority for so doing.

7.1.3                                        The Sellers’ Representative is serving in this capacity solely for purposes of administrative convenience, and is not personally liable in his capacity as a Sellers’ Representative for any of the obligations of the Sellers under this Agreement, or any other documents or agreement contemplated hereby, and the Buyer agrees that it will not look to the personal assets of the Sellers’ Representative for the satisfaction of any obligations of the Sellers hereunder (except to the extent that such Sellers’ Representative is also a Seller, and then subject to the terms of this Agreement). The Sellers’ Representative and the Sellers agree as between themselves, but without prejudice to any rights the Buyer may have, that the Sellers’ Representative will have no obligation or liability to any Person for any action taken or not taken by the Sellers’ Representative (in its capacity as Sellers’ Representative) under this Section 7.1 in good faith, and the Sellers will jointly and severally indemnify and hold harmless the Sellers’ Representative from any Loss that the Sellers’ Representative may suffer as a result of any such action or omission by the Sellers’ Representative under this Agreement.

7.1.4                                        The Buyer will be entitled to rely upon any document or other instrument delivered by the Sellers’ Representative, in that capacity, as being authorized by all of the Sellers, and the Buyer will not be liable to any Seller for any action taken or not taken by the Buyer based on that reliance.

7.1.5                                        The mandate of the Sellers’ Representative under this Section 7.1 will terminate immediately in the event that this Agreement is terminated prior to Closing.

7.1.6                                        The Sellers’ Representative shall be entitled to engage counsel, accountants and other advisors, the expense of which shall be wholly for the account of the Sellers and not for the account of the Buyer or the Corporation.

7.1.7                                        The Sellers’ Representative, or any subsequent Person serving as Sellers’ Representative hereunder, may resign from such role upon at least ten days prior written notice to the Buyer. The Sellers shall appoint a replacement within ten days of such resignation. All rights of such Person to indemnification and exculpation hereunder shall survive such resignation.

7.2                                                  Time of Essence

Time is of the essence in all respects of this Agreement.

7.3                                                  Notices

Any Communication must be in writing and either:

7.3.1                                        delivered personally or by courier;

7.3.2                                        sent by prepaid registered mail; or

7.3.3                                        transmitted by e-mail or functionally equivalent electronic means of transmission, charges (if any) prepaid.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Any Communication must be sent to the intended recipient at its address as follows:

to any of the Sellers at:

C/O The Sellers’ Representative

Attention:	Jeffrey Coull
Tel. No.:	[***]
E-mail:	[***]

to the Buyer or to the Corporation at:

Zealand Pharma A/S
Sydmarken 11
DK-2860 Soborg
Denmark

Attention:	Ravinder Chahil, Vice President, General Counsel
Tel. No.:	[***]
E-mail:	[***]

with a copy to:

[***]

Attention:	[***]
Tel. No.:	[***]
E-mail:	[***]

or at any other address as any Party may at any time advise the others by Communication given or made in accordance with this Section 7.3. Any Communication delivered to the Party to whom it is addressed will be deemed to have been given or made and received on the day it is delivered at that Party’s address, provided that if that day is not a Business Day then the Communication will be deemed to have been given or made and received on the next Business Day. Any Communication sent by prepaid registered mail will be deemed to have been given or made and received on the fifth Business Day after which it is mailed. If a strike or lockout of postal employees is then in effect, or generally known to be impending, every Communication must be delivered personally or by courier or transmitted by facsimile, e-mail or functionally equivalent electronic means of transmission. Any Communication transmitted by facsimile, e-mail or other functionally equivalent electronic means of transmission will be deemed to have been given or made and received on the day on which it is transmitted; but if the Communication is transmitted on a day which is not a Business Day or after 5:00 p.m. (local time of the ecipient), the Communication will be deemed to have been given or made and received on the next Business Day. Sending a copy of a Communication to a Party’s legal counsel is for information purposes only and does not constitute delivery of that Communication to that Party, subject to Section 7.12 (Tender). The failure to send a copy of a Communication to a Party’s legal counsel does not invalidate delivery of that Communication to the Party.

7.4                                                  Severability

Each Section of this Agreement is distinct and severable. If any Section of this Agreement, in whole or in part, is or becomes illegal, invalid, void, voidable or unenforceable in any jurisdiction by any court of competent jurisdiction, the illegality, invalidity or unenforceability of that Section, in whole or in part, will not affect:

7.4.1                                        the legality, validity or enforceability of the remaining Sections of this Agreement, in whole or in part; or

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

7.4.2                                        the legality, validity or enforceability of that Section, in whole or in part, in any other jurisdiction.

7.5                                                  Submission to Jurisdiction

Without prejudice to the ability of any Party to enforce this Agreement in any other proper jurisdiction, each of the Parties irrevocably and unconditionally submits and attorns to the exclusive jurisdiction of the courts of the Province of Ontario to determine all issues, whether at law or in equity, arising from this Agreement. To the extent permitted by applicable Law, each of the Parties:

7.5.1                                        irrevocably waives any objection, including any claim of inconvenient forum, that it may now or in the future have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of that Province of Ontario, or that the subject matter of this Agreement may not be enforced in those courts;

7.5.2                                        irrevocably agrees not to seek, and waives any right to, judicial review by any court which may be called upon to enforce the judgment of the courts referred to in this Section 7.5, of the substantive merits of any suit, action or proceeding; and

7.5.3                                        to the extent that Party has or may acquire any immunity from the jurisdiction of any court or from any legal process, whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise, with respect to itself or its property, irrevocably waives that immunity in respect of its obligations under this Agreement.

7.6                                                  Amendment and Waiver

No amendment, discharge, restatement, supplement, termination or waiver of this Agreement or any Section of this Agreement is binding unless it is in writing and executed by the Party to be bound. No waiver of, failure to exercise or delay in exercising, any Section of this Agreement constitutes a waiver of any other Section (whether or not similar) nor does any waiver constitute a continuing waiver unless otherwise expressly provided.

7.7                                                  Further Assurances

Each Party will, at the requesting Party’s expense, execute and deliver any further agreements and documents and provide any further assurances, undertakings and information as may be reasonably required by the requesting Party to give effect to this Agreement.

7.8                                                  Assignment and Enurement

Neither this Agreement nor any right or obligation under this Agreement may be assigned by any Party without the prior written consent of the other Parties. This Agreement enures to the benefit of and is binding upon the Parties and their respective Successors.

7.9                                                  Counterparts and Electronic Delivery

This Agreement may be executed and delivered by the Parties in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile, e-mail or other functionally equivalent electronic means of transmission, and those counterparts will together constitute one and the same instrument.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

7.10                                           Electronic Delivery

Delivery of this Agreement by facsimile, e-mail or other functionally equivalent electronic means of transmission constitutes valid and effective delivery.

7.11                                           Costs and Expenses

7.11.1                                 Except as otherwise specified in this Agreement, and without limiting the indemnification provisions in Article 6 (Indemnification and Survival), all costs and expenses (including the fees and disbursements of accountants, financial advisors, legal counsel and other professional advisers) incurred in connection with the negotiation and settlement of this Agreement, and the completion of the transactions contemplated by this Agreement, are to be paid by the Party incurring those costs and expenses. All costs and expenses incurred in connection with the retention of, and any services provided by, the Sellers’ Representative and the Designated Paying Agent are to be paid by the Sellers.

7.11.2                                 Notwithstanding the foregoing, the Buyer covenants and agrees to reimburse the Corporation for all costs incurred by the Corporation in connection with the Reimbursable Matters (as defined below) from August 17, 2019 up to the date of this Agreement provided that:

7.11.2.1                                 the Sellers’ Representative delivers to the Buyer at or before Closing a statement setting forth all the amount actually incurred in respect of each line item set forth in Schedule 7.11.2 together with a copy of each invoice in respect of such amounts and any other documentation as is reasonably requested by the Buyer; and

7.11.2.2                                 the maximum total amount to be reimbursed by the Buyer in connection with all Reimbursable Matters is US$[***].

7.11.3                                 For purposes of Section 7.11.2, “Reimbursable Matters” means the ordinary course operations of the Corporation, management of the Corporation’s patent portfolio and the legal review, negotiation and preparation of this Agreement and any other agreements and documents to be delivered under this Agreement.

7.11.4                                 The Sellers hereby irrevocably direct the Buyer to pay the maximum amounts set out in this Section 7.11 due to those Persons as set out in the statement contemplated in Section 7.11.2.2. The Sellers, and not the Corporation nor the Buyer, shall pay to the Persons set out in the statement contemplated in Section 7.11.2.2 any amounts due to them in excess of the maximum amount payable by the Buyer pursuant to this Section 7.11.

7.12                                           Tender

Any tender of documents or money to the Parties under this Agreement may be made upon the Parties or their respective counsel.

7.13                                           Payment and Currency

Any money to be advanced, paid or tendered by any Party under this Agreement must be advanced, paid or tendered by bank draft, certified cheque or wire transfer of immediately available funds payable to the Person to whom the amount is due. Unless otherwise specified, the word “dollar” and the “$” sign refer to Canadian currency, and all amounts to be advanced, paid, tendered or calculated under this Agreement are to be advanced, paid, tendered or calculated in Canadian currency.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

7.14        Public Announcements

All public announcements, press releases and publicity concerning the execution of this Agreement, or the Closing of the transactions contemplated by this Agreement, must be jointly planned and co- ordinated by the Sellers, the Corporation and the Buyer, and no Party will act unilaterally in this regard without the prior consent of the other Parties unless, and only to the extent that, disclosure is required to meet the timely disclosure obligations of any Party under applicable securities Laws or stock exchange rules in circumstances where prior consultation with the other Parties is not practicable. Nothing in this Section 7.14 will limit the ability of a Party to make any announcements to employees, clients or other Persons having business relations with a Party to the extent the Party, after consultation with the other Parties, reasonably determines in good faith that the announcement is necessary or advisable.

7.15        Equitable Remedies

The Parties acknowledge that the failure to comply with a covenant or obligation contained in this Agreement may give rise to irreparable injury to a Party, inadequately compensable in damages. Accordingly, a Party may seek to enforce the performance of this Agreement by injunction or specific performance upon application to a court of competent jurisdiction without proof of actual damage (and without the requirement of posting bond or other security).

7.16        No Contra Proferentem

This Agreement has been reviewed by each Party’s professional advisors, and revised during the course of negotiations between the Parties. Each Party acknowledges that this Agreement is the product of their joint efforts, that it expresses their agreement, and that, if there is any ambiguity in any of its provisions, no rule of interpretation favouring one Party over another based on authorship will apply.

7.17        Independent Legal Advice

Each of the Sellers acknowledges that it has read and understands the terms and conditions of this Agreement and acknowledges and agrees that it has had the opportunity to seek, and was not prevented or discouraged by any other Party from seeking, any independent legal advice which it considered necessary before the execution and delivery of this Agreement and that, if it did not avail itself of that opportunity before signing this Agreement, it did so voluntarily without any undue pressure, and agrees that its failure to obtain independent legal advice will not be used by it as a defence to the enforcement of its obligations under this Agreement.

7.18        Language

The Parties have expressly required that this Agreement, any Communication and all other contracts, documents and notices relating to this Agreement be drafted in the English language. Les parties ont expressément exigé que la présente convention, toute communication et tous les autres contrats, documents et avis qui y sont afférents soient rédigés en anglais seulement.

7.19        Third Party Beneficiaries

This Agreement is not intended to, and does not, confer any rights or remedies on any Person other than the Parties (and their respective Successors) and the Indemnified Parties. The Parties reserve their right to vary or rescind, at any time and in any way, the rights, if any, granted by or under this Agreement to any Person who is not a Party, without notice to or consent of that Person.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Each of the Parties has executed and delivered this Agreement as of the date noted at the beginning of this Agreement.

[SIGNATURE PAGE FOLLOWS]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

[SELLER]

Signature page to Share Purchase Agreement

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

ZEALAND PHARMA A/S

Per:	/s/ Emmanuel Dulac
	Name:	Emmanuel Dulac
	Title:	Chief Executive Officer

Per:	/s/ Martin Nicklasson
	Name:	Martin Nicklasson
	Title:	Chairman of the Board

Signature page to Share Purchase Agreement

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

ENCYCLE THERAPEUTICS INC.

Per:	/s/ Jeffrey Coull
	Name:	Jeffrey Coull
	Title:	Director

Per:	/s/ Raphael Hofstein
	Name:	Raphael Hofstein
	Title:	Chairman of the Board

Signature page to Share Purchase Agreement

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SCHEDULE A

TO SHARE PURCHASE AGREEMENT

SELLERS

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SCHEDULE B

TO SHARE PURCHASE AGREEMENT

DISCLOSURE SCHEDULE

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SCHEDULE B

TO SHARE PURCHASE AGREEMENT

DISCLOSURE SCHEDULE

Schedule 1.1.74

PERMITTED ENCUMBRANCES

1.     Nil.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.2.5

RESIDENCE

2.     The following Sellers are non-residents of Canada: [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.5

CONSENTS

1.     [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.15

FINANCIAL STATEMENTS

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.16.3

TAX MATTERS: TAX DEFICIENCIES

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.16.14

CERTAIN INDEBTEDNESS

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.17

ABSENCE OF CHANGES: EQUIPMENT AND SUPPLIES

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.18

UNDISCLOSED LIABILITIES

1.     [***].

2.     Please refer to Disclosure Schedule 3.3.16.14.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.19

ABSENCE OF UNUSUAL TRANSACTIONS

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.20

TITLE TO AND CONDITION OF ASSETS

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.22

INTELLECTUAL PROPERTY

1.              Patents and Patent applications, Trademark registrations and applications, Copyright registrations and applications, and material Software (3.3.22.1):

(a)         Issued Patents and Patent applications

Aziridine aldehydes, aziridine-conjugated amino derivatives, aziridine-conjugated biomolecules and processes for their preparation (filed Oct. 22, 2007)

Application/ Patent No.	Jurisdiction	Owner	License
PCT/CA2007/001882	International	University of Toronto	Yes
US Patent No. 8,143,375	US	University of Toronto	Yes
CA Patent No. 2,702,605	Canada	University of Toronto	Yes

Cyclic amino acid molecules and methods of preparing the same (filed March 16, 2010)

Application/ Patent No.	Jurisdiction	Owner	License
PCT/CA/2010/000408	International	University of Toronto	Yes
US Patent No. 9,260,479	US	University of Toronto	Yes
US Patent No. 10,385,099	US	University of Toronto	Yes
*EP Patent No. 2408802	Europe	University of Toronto	Yes
CA Patent Appl. No. 2,756,804	Canada	University of Toronto	Yes
JP Patent No. 5866277	Japan	University of Toronto	Yes
CN Patent No. 102498124	China	University of Toronto	Yes
HK Patent No. 12112752.9	Hong Kong	University of Toronto	Yes
AU Patent No. 2010225426	Australia	University of Toronto	Yes
IN Patent Appl. No. 7853/DELNP/2011	India	University of Toronto	Yes

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

*validated in Great Britain, France, Germany, Ireland, Switzerland, Spain, Portugal, Italy, Norway, Sweden, Denmark, Netherlands, Belgium

Fragment synthesis of cyclic peptides (filed November 11, 2016)

Application/ Patent No.	Jurisdiction	Owner	License
PCT Patent Appl. No. PCT/CA2016/000275	International	Encycle/ Université de Montreal	Yes
US Pat. Appl. No. 15/775,319	US	Encycle/ Université de Montreal	Yes
EP Pat. Appl. No. 16863254.5	Europe	Encycle/ Université de Montreal	Yes
CA Pat. Appl. No. 3,004,714	Canada	Encycle/ Université de Montreal	Yes
CN Pat. Appl. No. 2016800785451	China	Encycle/ Université de Montreal	Yes

Cyclic peptides targeting integrin alpha-4-beta-7 (filed November 11, 2016)

Application/ Patent No.	Jurisdiction	Owner	License
PCT Patent Appl. No. PCT/CA2016/000274	International	Encycle/ Université de Montreal	Yes
US Pat. Appl. No. 15/775,309	US	Encycle/ Université de Montreal	Yes
EP Pat. Appl. No. 16863253.7	Europe	Encycle/ Université de	Yes

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Montreal
CA Pat. Appl. No. 3,004,641	Canada	Encycle/ Université de Montreal	Yes
CN Pat. Appl. No. 2016800791486	China	Encycle/ Université de Montreal	Yes
JP Pat. Appl. No. 2019-503340	Japan	Encycle/ Université de Montreal	Yes
KR Pat. Appl. No. 10-2018-7016390	South Korea	Encycle/ Université de Montreal	Yes
AU Pat. Appl. No. 2016353547	Australia	Encycle/ Université de Montreal	Yes
IN Pat. Appl. No. 201817021544	India	Encycle/ Université de Montreal	Yes

Cyclic peptide multimers targeting integrin alpha-4-beta-7 (filed November 10, 2017)

Application/ Patent No.	Jurisdiction	Owner	License
Intl. Patent Appl. No. PCT/CA2017/000244	International	Encycle	N/A
US Pat. Appl. No. 16/348,103	US	Encycle	N/A
EP Pat. Appl. No. 17870529.9	Europe	Encycle	N/A
CA Pat. Appl. No. 3,042,576	Canada	Encycle	N/A
CN Pat. Appl. No. 2017800761057	China	Encycle	N/A
JP Pat. Appl. No. 2019-524203	Japan	Encycle	N/A

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

IN Pat. Appl. No. 201927019614	India	Encycle	N/A

Homodetic cyclic peptide multimers targeting alpha-4-beta-7 integrin (filed May 10, 2018)

Application/ Patent No.	Jurisdiction	Owner	License
Intl. Patent Appl. No. PCT/CA2018/000087	International	Encycle	N/A

(b)         Trademark registrations and applications

Mark	Application/ Registration No.	Jurisdiction	Owner	License
Encycle word mark	Reg. No. 976,228	Canada	Encycle	N/A
Encycle word mark	Reg. No. 5,830,828	US	Encycle	N/A

(c)          Material Software:

NIL.

(d)         Domain Names:

http://www.encycletherapeutics.com/

*created August 8, 2011 (owned)

2.              Standard Forms of Agreement (3.3.22.2)

[***]

3. Contracts (3.3.22.3)

[***]

4.              Confidentiality agreements (3.3.22.4.6)

[***]

5.              License rights (3.3.22.4.7)

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.22.5

[***] AGREEMENT

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.25

MATERIAL CONTRACTS

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.26

ACCOUNTS AND POWER OF ATTORNEY

1.              Banks or Other Depository (3.3.26.1): [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.29

ENVIRONMENTAL CONDITIONS

1.              NIL.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.30

SUPPLIERS

1.              Please refer to the following list: [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.31

RIGHTS TO USE PERSONAL INFORMATION

1.                       Claims (3.3.31.3):

NIL.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.36

PENSION AND BENEFIT PLANS

1.              Encycle Therapeutics Inc. Amended and Restated Stock Option Plan effective as of December 31, 2017.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3.3.37

INSURANCE POLICIES

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 7.11.2

COSTS AND EXPENSES

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Exhibit 1.1.62

LEAD PRODUCT

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Exhibit “5.2.1.3”

FORM OF CONSULTING AND TRANSITIONAL SERVICES AGREEMENT

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made effective as of [dd. Month yyyy] (the “Effective Date”), by and between

(1)                                 ENCYCLE THERAPEUTICS INC., a corporation incorporated under the laws of Ontario (hereinafter “Encycle”) and

(2)                                               with principal place of business at [insert address] , (“ADVISOR”).

Recitals

(A)                               WHEREAS, ENCYCLE desires to obtain the Consulting Services (as defined below) of ADVISOR in order to obtain the benefit and unique experience and ability of ADVISOR; and

(B)                              WHEREAS, ADVISOR is willing to render such Consulting Services upon the terms and conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                                      Definitions

Unless otherwise specifically provided in this Agreement, the following terms shall have the following meanings:

1.1.                            “Affiliates” means, with respect to a Person, any Person that controls, is controlled by or is under common control with such first Person. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of such Person.

1.2.                            “Confidential Information” means any and all data, information or material that is provided or communicated by or on behalf of ENCYCLE or its Affiliates, or otherwise becomes known, to ADVISOR, or is collected or generated by or on behalf of ADVISOR, in connection with this Agreement or the activities contemplated hereunder, including, without limitation, information relating to ENCYCLE’s and/or its Affiliates’ business, together with all Results (as defined below).

1.3.                            “Consulting Services” means the services set forth in Schedule 1, with such modifications to Schedule 1 as ENCYCLE may reasonably request from time to time.

1.4.                            “Loss” means any and all liabilities, claims, demands, causes of action, damages, loss and expenses, including interest, penalties, and reasonable lawyers’ fees and disbursements.

1

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BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.5.                           “Parties” means ENCYCLE and ADVISOR and “Party” shall mean either of ENCYCLE or ADVISOR.

1.6.                           “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.7.                           “Results” means any ideas, inventions, discoveries, know-how, data, documentation, reports, materials, writings, designs, computer software, processes, principles, methods, techniques and other information, recorded in any form, that are discovered, conceived, reduced to practice or otherwise generated as a result of or in connection with the Services by or on behalf of ADVISOR (whether solely or jointly with others) and any patent, trade secret, copyright or other intellectual property rights pertaining to any of the foregoing.

1.8.                           “Term” means the period beginning on the Effective Date and continuing six (6) months after the Effective Date, with possibility of extension by written consent of both Parties.

2.                                     Scope of Consulting Services

2.1.                           ENCYCLE hereby retains ADVISOR, and ADVISOR hereby agrees, to provide the Consulting Services. ADVISOR will furnish, at ADVISOR’s own expense (subject to Article 3), any and all materials, equipment, services or supplies necessary or useful to successfully complete the Consulting Services. ADVISOR shall use his or her best reasonable efforts to successfully complete the Consulting Services and shall perform such Consulting Services with the highest professional standards and in compliance with all applicable laws and regulations. The Parties agree that completion of the Consulting Services within the agreed-upon time period is an essential term of this Agreement. The contact person at ENCYCLE for the Consulting Services will be Dr. Rie Schultz Hansen (Interim Chief Scientific Officer) of Zealand Pharma A/S or such other person as is appointed from time to time.

3.                                     Compensation and Out-of- Pocket Expenses

3.1.                           Compensation.  ENCYCLE shall pay ADVISOR a fee of CA $       in consideration of the ADVISOR’s satisfactory performance of the Consulting Services; provided, however, that the total hours worked by ADVISOR, shall not exceed 30 hours without the prior written consent of ENCYCLE. ENCYCLE may request, and ADVISOR may agree in writing, that ADVISOR will perform additional hours as needed from time to time in a rate and basis to be agreed in addition to the flat fee referred to in the clause. In addition, ENCYCLE will reimburse ADVISOR for reasonable, pre-agreed, necessary and verifiable out-of-pocket expenses incurred by ADVISOR in connection with the Consulting Services. Compensation paid by ENCYCLE under this Agreement are stated exclusive of any sales tax, which ADVISOR may be obliged to charge. For the sake of clarity, air travel in excess of 6 hrs. the expenses will have to be pre-approved in writing, and a full working day will be defined as a total of seven (7) hours and will be compensated as such as outlined in Schedule 2

3.2.                           Invoices. ADVISOR will provide invoices to ENCYCLE for compensation and out-of-pocket expenses as provided in Section Compensation. Each invoice shall be sent by email to finance@zealandpharma.com att: “Dr. Rie Schultz Hansen” and will include: (a) a written progress report, which will describe the work ADVISOR has performed and evaluate the work performed in relation to the goals of the Consulting Services, (b) a reasonable

2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

accounting, and supporting documentation, of reimbursable out-of-pocket expenses incurred, and (c) other information as reasonably requested by ZEALAND. Within thirty (30) days after receipt by ENCYCLE of a satisfactory invoice and the other information set forth in this Section 3.2, ENCYCLE will make payment to ADVISOR at the following address:

[Address]

[For payment by wire transfer please also state: (i) Bank Account Number; (ii) Sort Code; (iii) Swift Code; (iv) Bank Name and Address; (v) ADVISOR’s Payment Reference]

3.3.                            Timing of Invoices. ENCYCLE will have no obligation to reimburse ADVISOR for compensation or out-of-pocket expenses not invoiced to ENCYCLE within sixty (60) days after such compensation or out-of-pocket expenses was incurred or within thirty (30) days after the effective date of termination whichever is earlier.

3.4.                            Entire Compensation. Except as modified by Section 10.2 due to early termination, ADVISOR agrees that the compensation and out-of-pocket expenses set forth in Section 3.1 represents ENCYCLE’s full and complete obligation for any and all Consulting Services to be rendered pursuant to this Agreement.

4.                                     Relationship of the Parties

4.1.                           The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties or commitments on behalf of the other Party. ADVISOR agrees that neither this Agreement nor the Consulting Services performed hereunder will entitle ADVISOR to participate in or accrue or receive benefits under any employee benefits plans, group insurance plans or programs, or any other arrangement, program, or policy maintained by ENCYCLE that provides employee benefits. ADVISOR will be solely and unconditionally responsible for paying any and all taxes and assessments relating to any income or other consideration that ADVISOR derives from this Agreement. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

5.                                     Ownership of Results

5.1.                           ADVISOR will fully disclose all Results to ENCYCLE. ADVISOR agrees that all Results that relate to ENCYCLE’s technology programs are the exclusive property of ENCYCLE (or such Person as ENCYCLE may designate). ADVISOR hereby assigns and transfers, without additional consideration, to ENCYCLE (or such designee) all right, title and interest in and to such Results throughout the world. For the avoidance of doubt, copyrightable Results will be considered “work made for hire” and ENCYCLE shall own all right, title, and interest in and to such Results. At ENCYCLE’s request and expense, ADVISOR will execute documents and take all actions necessary to perfect ENCYCLE’s ownership of Results.

6.                                     Confidential Information

6.1.                           ADVISOR agrees that he or she will have access to, or become acquainted with, Confidential Information of ENCYCLE and/or its Affiliate(s). Confidential Information may be disclosed

3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

either orally, visually, in writing, by delivery of materials containing Confidential Information or in any other form or medium. Confidential Information does not include information that: (a) ADVISOR can prove by competent evidence was known to ADVISOR prior to the Effective Date and that was not subject to confidentiality restrictions, (b) was lawfully obtained from a third party without any confidentiality obligations, or (c) is or becomes part of the public domain through no violation of any obligation of ADVISOR.

6.2.                           ADVISOR will keep Confidential Information in strict confidence, will use Confidential Information only in connection with the performance of the Consulting Services, and will not, during or after the Term, without ENCYCLE’s prior written consent, disclose, disseminate or otherwise make available Confidential Information. If ADVISOR becomes aware of disclosure or misuse, he or she will immediately notify ENCYCLE and take reasonable steps to prevent further disclosure or misuse.

6.3.                           Notwithstanding Section 6.2, if ADVISOR is requested to disclose Confidential Information by a lawful judicial or government order, ADVISOR will immediately notify ENCYCLE to permit ENCYCLE to defend against any such order of disclosure, and ADVISOR will assist in such defense to the extent permitted by law. If ADVISOR is thereafter required to disclose Confidential Information, ADVISOR and ENCYCLE will agree to a mutually satisfactory means to disclose such information.

6.4.                           The obligations of nondisclosure set forth in this Article 6 will commence upon the Effective Date and shall survive and continue for five (5) years after the expiration or termination of this Agreement.

6.5.                           In addition, ADVISOR expressly acknowledges that ENCYCLE is listed on the regulated market of Nasdaq in New York and Copenhagen and is thus subject to applicable laws and stock exchange regulations, in particular with regard to transparency rules. ADVISOR accordingly understands and agrees that since it may have access to inside information (i.e., information on ENCYCLE that is specific, (ii) non-public and (iii) likely to have a material effect on the market price of ENCYCLE’s securities if and when made public, i.e., that a reasonable investor would consider material in deciding whether to buy, hold or sell ENCYCLE securities), it must comply with applicable securities laws and regulations, which provide, in particular, that certain uses of inside information, communication of inside information or manipulation of the market price of any securities constitute a criminal offence. ADVISOR also acknowledges that, pursuant to European securities law, ENCYCLE may be required to place its name, or the names of its Affiliates and of their respective Representatives, on an “insider list” that ENCYCLE may be required to communicate at any time to the Danish Financial Authorities upon request.

7.                                     Subcontractors

7.1.                           ADVISOR shall not engage or make use of subcontractors for the purpose of providing the Consulting Services or any other obligations under this Agreement except as expressly authorized by ENCYCLE in writing. Any such permitted subcontract shall be subject to the applicable terms and conditions of this Agreement, and, upon ENCYCLE’s request, ADVISOR shall require any such subcontractor to enter into an agreement, pursuant to which the terms and conditions of this Agreement shall apply directly between such subcontractor and ENCYCLE prior to disclosing to such subcontractor any of Confidential Information, provided, however, that no such subcontract shall release ADVISOR from any of its obligations under this Agreement except to the extent such obligations are satisfactorily performed by such

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

subcontractor in accordance with this Agreement.

8.                                     Use of Name

8.1.                           Each Party shall not mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other Party in each instance (which shall not be unreasonably withheld). The restrictions imposed by this Section shall not prohibit either Party from making any disclosure identifying the other Party that is required by applicable law, rule or regulation or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by Article 6.

9.                                     Representations, Warranties and Covenants of ADVISOR

9.1.                           ADVISOR represents and warrants to ENCYCLE that (a) it has full power and authority, and has taken all necessary actions and has obtained all necessary authorizations, licenses, consents and approvals required, to execute and perform this Agreement, (b) its retention as an ADVISOR by ENCYCLE and its performance of the Consulting Services do not, and will not, breach any agreement that obligates ADVISOR to keep in confidence any trade secrets or confidential information of ADVISOR or any other third party or to refrain from competing, directly or indirectly, with the business of any other party, (c) neither it nor any of its personnel engaged in the Consulting Services has been debarred or is subject to debarment or has otherwise been disqualified or suspended from performing scientific or clinical investigations or otherwise subjected to any restrictions or sanctions by the FDA or any other governmental or regulatory authority or professional body with respect to the performance of scientific or clinical investigations (a “Debarred Person”), and ADVISOR shall not use in any capacity, in connection with the Consulting Services, any Debarred Person; and (d) the Consulting Services are not intended to be part of any US government-funded grants or activities undertaken by ADVISOR and have not been funded in whole or in part by the US government and, consequently, any Results conceived pursuant to this Agreement shall not be subject to the conditions of 37 CFR Parts 401 and 404.

10.                              Termination and Effect of Termination

10.1.                    Termination. This Agreement shall terminate without further notice on the expiry of the Term. However, ENCYCLE may terminate this Agreement in its sole discretion at any time upon thirty (30) days prior written notice to ADVISOR.

10.2.                    Effect of Termination. Upon termination of this Agreement, ADVISOR shall, promptly cease performance of its obligations under this Agreement. The expiration or termination of this Agreement shall be without prejudice to any rights or obligations of the Parties that may have accrued prior to the termination and, except as otherwise expressly provided herein, shall not limit any rights or remedies which may be available by law or otherwise.

a)             Upon the termination or expiration of this Agreement, ADVISOR shall at ENCYCLE’s option, either destroy or return to ENCYCLE all Confidential Information received from ENCYCLE, provided, however, that ADVISOR shall be permitted to retain one copy of such Confidential Information for archival purposes.

b)             In the event of such termination, ADVISOR will be entitled to receive (a) any compensation due and payable under Article 3 but not yet paid as of the effective date of termination, and

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(b) payment of out-of- pocket expenses reimbursable under Article 3 that are paid or incurred by ADVISOR prior to the effective date of termination.

c)              Any invoice, together with the other information required pursuant to Article 3, must be received no later than thirty (30) days after the effective date of termination. Such payments will constitute full and complete settlement of all claims of ADVISOR against ENCYCLE in connection with this Agreement.

10.3.           Extension. This Agreement may be extended, on the same terms, at any time with mutual written consent by both Parties.

11.                    Indemnification and Insurance

11.1.          In addition to any other remedy available to the Parties, each Party shall defend, indemnify and hold harmless the other Party, its Affiliates and its and their respective officers, directors, partners, shareholders, employees and agents from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with (a) any breach of any obligation in this Agreement by the other Party, (b) the inaccuracy or breach of any representation or warranty made by the other Party in this Agreement or (c) the enforcement of a Party’s rights under this Article 11, except to the extent such Losses arise as a result of the negligence, fraud, willful misconduct or wrongful act of the Indemnified Party, its Affiliates or its or their respective officers, directors, partners, shareholders, employees or agents.

11.2.          ADVISOR shall maintain during the Term insurance coverage of the types and in the amounts typically carried by providers of consultancy services in the pharmaceutical or research area. ADVISOR will provide to ENCYCLE upon written request certificates of insurance evidencing its insurance coverage and limits.

11.3    ENCYCLE agrees that, subject to ADVISOR providing Consulting Services in good faith, ENCYCLE will not hold ADVISOR liable for any financial losses it might incur at any stage through actions taken pursuant to ADVISOR’S Consulting Services.

12.                     Assignment

12.1.          This Agreement may not be assigned by either Party in whole or in part without the prior written consent of the other Party, except that ENCYCLE without such consent may assign this Agreement and its rights and obligations hereunder to any of its Affiliates or any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates. ENCYCLE shall always have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates.

13.                     Governing Law and Jurisdiction

13.1.          Without prejudice to the ability of any Party to enforce this Agreement in any other proper jurisdiction, each of the Parties irrevocably and unconditionally submits and attorns to the exclusive jurisdiction of the courts of the Province of Ontario, Canada, to determine all issues, whether at law or in equity, arising from this Agreement.

13.2.          The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of Ontario, Canada for any action, suit or proceeding arising out of or relating to this

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DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Agreement, and agree not to commence any action, suit or proceeding related thereto except in such courts. In all events the proceedings will be conducted in the English Language.

14.       Notices

14.1.          Any notice, request, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be deemed given only if hand delivered or sent by an internationally recognised overnight delivery service, costs prepaid, or by facsimile (with transmission confirmed), to the Party to whom notice is to be given at the address set forth in the preamble to this Agreement or at such other address such Party may have provided to the other Party in accordance with this Article 14. Such notice, shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed), or on the second business day (at the place of delivery) after deposit with an internationally recognised overnight delivery service, whichever is the earlier.

15.       Survival

15.1.          The respective rights and obligations of the parties in Sections 1, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 16 and this Article 15 will survive the termination or expiration of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

16.                     Entire Agreement and Amendment

16.1.           This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. No modification will be effective unless in writing and signed by authorized representatives of both Parties.

17.                     Signature

17.1              Signatures of any Party transmitted by facsimile or electronic mail (including, without limitation, electronic mailing of a so-called portable document format or “pdf’ of a scanned counterpart) shall be treated as and deemed to be original signatures for all purposes, and will have the same binding effect as if they were original, signed instruments delivered in person.

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DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Execution

Accepted by ADVISOR:

Date

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Signed on behalf of Encycle Therapeutics Inc.

Date

Encycle Therapeutics Inc.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 1

CONSULTING AGREEMENT

Consulting Services to be provided:

The scope of the services will be to:

•                  [***]

•                  [***]

•                  Further services to be agreed between the parties in writing.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 2

PAYMENT SCHEDULE

ENCYCLE will compensate the ADVISOR for performance of the Consulting Services in accordance with the following schedule:

[***]

Furthermore, ENCYCLE will reimburse ADVISOR for any reasonable and documented out-of-pocket expenses related to the work conducted for ENCYCLE if submitted within sixty (60) days. (Examples are travel expenses to and from meetings, parking expenses etc.). The expenses should not exceed 10% of the value of the total agreed consultancy agreement, unless previously agreed in writing.]

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Exhibit “5.2.1.5”

FORM OF RELEASE

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

RELEASE

TO:	Encycle Therapeutics Inc. (the “Corporation”)

AND TO:	Zealand Pharma A/S (the “Buyer”)

RE:	Share purchase agreement dated October {{day}}, 2019 between the Buyer, the Corporation, and the Sellers identified in Schedule A to the share purchase agreement (the “Purchase Agreement”)

For value received, each of the undersigned irrevocably releases the Corporation and Buyer, the directors, officers, employees, and representatives of the Corporation and Buyer and each of their respective legal representatives, successors and assigns (all of those persons and entities being called the “Releasees”) from all claims of any kind which the undersigned or its heirs, executors, administrators, legal representatives, successors and assigns ever had, now have, or may in the future have against any of the Releasees by reason of any cause, whether known or unknown, arising from, connected with, or in any way related to the undersigned having been a shareholder, creditor, employee, consultant and/or representative of the Corporation up to and including the date of this release; but expressly excluding (i) any claims, rights or entitlements which any of the undersigned may have for indemnification under applicable law and (ii) any obligations that the Buyer has to the undersigned arising from, connected with or in any way related to the Purchase Agreement.

In addition, each of the undersigned:

1.               represents and warrants that it, he, or she has not assigned and will not assign to any other person or entity any of the claims which the undersigned is releasing in this Release; and

2.               agrees not to make any claim or to initiate any proceedings against any person who or entity which, in respect of the claims released by this Release, might claim contribution from, or to be indemnified by, any of the Releasees.

This Release may be executed and delivered in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile, e-mail or other functionally equivalent electronic means of transmission, and those counterparts will together constitute one and the same instrument.

The provisions of this Release shall enure to the benefit of each of the Releasees and will be binding upon the undersigned and his or her heirs, executors, administrators, legal representatives, successors and assigns.

This Release is governed by, and is to be interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

The undersigned have executed this Release as of {{month}} {{day}}, 2019.

[Signature pages follow]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

[Seller]

Signature page to Release